                                                                   EXHIBIT 10.34








                         POWER PURCHASE AND SALE AGREEMENT
                                       BETWEEN
                         MORGAN STANLEY CAPITAL GROUP INC.
                                         AND
                           OGLETHORPE POWER CORPORATION
                       (AN ELECTRIC MEMBERSHIP CORPORATION)



                            Dated as of April 7, 1997











               ACKNOWLEDGMENT REGARDING CONFIDENTIAL INFORMATION:

    Oglethorpe Power Corporation (An Electric Membership Corporation) (the "Company") acknowledges that certain confidential information is contained throughout the Power Purchase and Sale Agreement and the Exhibits attached thereto and therefore such confidential information has been omitted from the copy filed with this Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and an asterisk (*) has been inserted indicating such omission at the exact place in the Agreement and the Exhibits where such confidential information has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

Article 1
    Definitions
    ..........................................................................2
    1.1  Definitions..........................................................2
    1.2  Construction.........................................................3

Article 2
    Purchases and Sales
    ..........................................................................3
    2.1  Supply by MS.........................................................3
    2.2  Firm Option of MS; Sales by OPC......................................5
         2.2.1     Must Run Contract Resources................................5
         2.2.2     Dispatchable Contract Resources............................5
    2.3  Contract Resource Nominations; Scheduling............................5
    2.4  Effect of Contract Resource Unavailability...........................7
    2.5  Customer Choice Load.................................................7
    2.6  Failure to Deliver or Receive........................................8
    2.7  Special Early Termination Right......................................9
    2.8  Stranded Costs......................................................10

Article 3
    Contract Resources

    .........................................................................11
    3.1  Contract Resources..................................................11
    3.2  OPC Contracts.......................................................11
    3.3  Dispersed Generation................................................12
    3.4  Load Management.....................................................12
    3.5  Hartwell Fuel.......................................................12
    3.6  Coal................................................................13
    3.7  Block Power Sale Agreements.........................................13
    3.8  New Contract Resources..............................................13
    3.9  Emission Allowances.................................................13
    3.10 SEPA Energy Allocation Schedule.....................................13
    3.11 Intraday Trading Management.........................................14

Article 4
    Transmission
    .........................................................................15
    4.1  Transmission and Scheduling.........................................15
    4.2  Title and Risk of Loss..............................................17
    4.3  Scheduling..........................................................17
    4.4  Delivery Points.....................................................17
    4.5  Transformer and Transmission Loss Adjustments.......................18
    4.6  Other Transmission Related Uses.....................................19
    4.7  Control Area........................................................19

    4.8  Risk of Intraday Transmission Constraint............................19
    4.9  Other OPC Responsibilities..........................................20
    4.10 Other Obligations of MS.............................................21
    4.11 Adjustment to MS's Allocated Interface Capability...................21

Article 5
    Price
    .........................................................................22
    5.1  OPC's Contract Price................................................22
    5.2  MS's Contract Price.................................................22
    5.3  Amounts Due to OPC and MS...........................................22
    5.4  Netting of Payment Obligations......................................22


Article 6
    Term
    .........................................................................23
    6.1  Start-up Term.......................................................23
    6.2  Initial Term........................................................23
    6.3  Long Term Extension.................................................23
    6.4  EMC Customer Term Selections........................................23

Article 7
    Confidential Information
    .........................................................................24
    7.1 Prior Confidentiality Agreement Superseded; Authorization to Use Information
    .........................................................................24
    7.2  Authorized Disclosure...............................................24
    7.3  Return of Confidential Information..................................24
    7.4  Right to Remedies...................................................25
    7.5  Georgia Trade Secrets Act...........................................25

Article 8
    Billing, Payment and Records
    .........................................................................25
    8.1  Billing Statements..................................................25
    8.2  Offset of Payment Obligations.......................................25
    8.3  Payments............................................................25
    8.4  Audit Rights........................................................26
    8.5  Subsequent Payment Adjustments......................................26
    8.6  Records.............................................................26

Article 9
    Taxes
    .........................................................................27
    9.1  Seller's Obligation.................................................27
    9.2  Buyer's Obligation..................................................27
    9.3  Exemption Certificates..............................................27

Article 10
    Indemnification and Remedies
    .........................................................................27
    10.1 General Indemnity...................................................27
    10.2 Limitation on Remedies..............................................27
    10.3 Duty to Mitigate....................................................28
    10.4 DISCLAIMER..........................................................28

Article 11
    Conditions Precedent
    .........................................................................28
    11.1 Regulatory Authorizations...........................................28
    11.2 Guaranty Agreement..................................................28
    11.3 Failure of Certain Conditions Precedent.............................28

Article 12
    Representations and Warranties
    .........................................................................29
    12.1 Mutual Representations..............................................29
    12.2 Additional Representations..........................................29
    12.3 Mutual Assistance...................................................30
    12.4 Good Title..........................................................30
    12.5 Power Quality.......................................................30
    12.6 Other Contracts.....................................................30
    12.7 Continuing Representations and Warranties...........................31
    12.8 Certain OPC Representations.........................................31

Article 13
    Defaults and Remedies
    .........................................................................31
    13.1 Events of Default...................................................31
    13.2 Early Termination; Remedies.........................................31
    13.3 Failure to Pay......................................................33
    13.4 Notice..............................................................33

Article 14
    Arbitration
    .........................................................................33
    14.1 Applicability; Selection of Arbitrators.............................33
    14.2 Discovery, Hearing..................................................35
    14.3 Decision............................................................35
    14.4 Expenses............................................................35

Article 15
    Force Majeure
    .........................................................................35
    15.1 Effect of Force Majeure.............................................35

Article 16
    Material Changes.........................................................36
    16.1 [       ]*..........................................................36
    16.2 [       ]*..........................................................36
    16.3 [       ]*..........................................................37
    16.4 Effect of Certain Regulation........................................37

Article 17
    Miscellaneous
    .........................................................................38
    17.1 Assignment..........................................................38
                  17.1.1 General.............................................38
                  17.1.2 Assignment for Security.............................38
    17.2  Notices............................................................38
    17.3  Applicable Law.....................................................38
    17.4  Survival of Obligations............................................39
    17.5  Entire Agreement...................................................39
    17.6  No Partnership.....................................................39
    17.7  Amendment..........................................................39
    17.8  Third Parties......................................................39
    17.9  Waiver.............................................................39
    17.10 Character of Sales by OPC..........................................39
    17.11 Severability.......................................................39
    17.12 Headings...........................................................39
    17.13 Counterparts.......................................................40
    17.14 Non-Participating Members..........................................40
    17.15 Further Assurances.................................................40
    17.16 RUS Approval.......................................................40
    17.17 Other..............................................................40

------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

Schedule A

Exhibits

1.43     Level B-1 Diagram
1.62     EMC Customers
2.1(a) Minimum OPC Obligations and Intervals (Prior to Deduction of SEPA Energy Allocation)
2.1(b)   SEPA Allocation by EMC
2.1(c)   Minimum OPC Obligations and Intervals
2.2      Dispatchable and Must Run Contract Resources
2.5(c)   Cooperative Advertising
3.1      Contract Resources and Constraints
3.6      [       ]*
3.11     Intraday Settlement Example
4.1      Points of Interconnection
4.1(c)   Interface Delivery Points
4.11(a)  [       ]*
4.11(b)  [       ]*
5.3      MS Sales Price
11.3     Form of Guaranty Agreement
16.2(a)  Collateral Amounts for Relevant Assurance Request Dates
17.2     Notices
17.14    Non-Participating Members

------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                          POWER PURCHASE AND SALE AGREEMENT
                                       BETWEEN
                          MORGAN STANLEY CAPITAL GROUP INC.
                                         AND
                             OGLETHORPE POWER CORPORATION
                         (AN ELECTRIC MEMBERSHIP CORPORATION)


    This Power Purchase and Sale Agreement dated as of April 7, 1997, together with permitted amendments ("Agreement") is entered into by and between Oglethorpe Power Corporation (An Electric Membership Corporation), a corporation organized and existing under Title 46 of the Official Code of Georgia Annotated, together with any permitted successor or assign ("OPC"), and Morgan Stanley Capital Group Inc., a corporation organized and existing under the laws of Delaware, together with any permitted successor or assign ("MS").

                                      WITNESSETH

    WHEREAS, OPC is an electric generation corporation which operates on a cooperative basis and which supplies certain electric requirements of its member cooperatives for electric power and energy supplied to their wholesale and retail customers;

    WHEREAS, MS is a power marketer authorized by the FERC to purchase and sell electric energy for resale at negotiated, market-based rates;

    WHEREAS, OPC's existing supply resources are demonstrably insufficient to supply the anticipated peak electric requirements of OPC and its member cooperatives beginning in 1998, in light of the 1996 Official Load Forecast, and the termination of uneconomic existing power purchase resources;

    WHEREAS, OPC has determined that it is not economically efficient at this time for OPC to plan for the construction or acquisition of additional generating facilities to supply the electric requirements of OPC and its member cooperatives, and that the native load electric requirements of its cooperative members can economically and efficiently be supplied through the purchase from a power marketer(s) of such requirements for electric energy;

    WHEREAS, in accordance with its strategic plan for serving its member cooperatives, OPC has requested proposals from various power marketers, and MS has been selected as a successful proposer to supply certain electric requirements of OPC and its member cooperatives;

    WHEREAS, MS is willing to purchase, sell and economically manage Electric Energy from certain Contract Resources and OPC is willing to work with MS, including to sell to and to purchase from MS, certain quantities of Electric Energy at the prices and under the terms set forth in this Agreement;

    WHEREAS, in conjunction with MS's commitment to Supply a portion of the electric requirements of OPC and OPC's commitment to purchase such requirements, MS desires to secure the firm options (i) to sell Electric Energy associated with specified Contract Resources in full or partial satisfaction of MS's obligation to sell Electric Energy to OPC; (ii) to sell Electric Energy to OPC from sources other than those Contract Resources; and (iii) to purchase Electric Energy from OPC for resale to third parties at such prices as MS shall determine;

    WHEREAS, the Parties believe that their respective objectives can be achieved through the combination of arrangements set forth in this Agreement;

    WHEREAS, the Parties recognize that Non-Participating Members may enter into purchase and sale agreements with power marketers;

    WHEREAS, the Parties recognize that OPC has entered into agreements with the Other Power Marketer to supply fifty percent of the Members' Requirements for Electric Energy;

    WHEREAS, the Parties recognize that OPC may at times in the future, subject to the terms of this Agreement, enter into additional agreements with other Power Marketers to supply the electric requirements of Customer Choice Load or other load growth not served under this Agreement;

    WHEREAS, OPC recently undertook a legal and functional disaggregation of its formerly vertically integrated utility businesses which was effected in part by the conveyance and assignment by OPC to GTC and GSOC of certain ongoing businesses and certain non-generating plant, equipment and associated liabilities, including transmission and control room facilities and functions related to such businesses and an allocable portion of its indebtedness as of the date of such conveyance and assignment;

    WHEREAS, OPC has contracted with GTC and GSOC for the provision of certain transmission, scheduling and other ancillary services necessary to operate its generation and related businesses which formerly had been performed by OPC; and,

    WHEREAS, OPC is relying on the Guaranty Agreement of Morgan Stanley Group Inc. in entering into this Agreement.

    NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, OPC and the MS hereby agree as follows:

                                      Article 1
                                     Definitions

    1.1 Definitions. All capitalized terms used herein and not otherwise defined, whether singular or plural, shall have the respective meanings set forth in Schedule A. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Any reference in this Agreement to "Section," "Article," "Exhibit" or "Schedule" shall be references to this Agreement. Unless the context requires otherwise, any reference in this Agreement to any document shall mean such document and all schedules, exhibits, and attachments thereto as amended and in effect from time to time. Unless otherwise stated, any reference in this

Agreement to any person shall include its permitted successors and assigns and, in the case of any governmental authority, any person succeeding to its functions and capacities. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the term "including" is used herein in connection with a listing of items included within a prior reference, such listing shall be interpreted to be illustrative only, and shall not be interpreted as a limitation on or exclusive listing of the items included within the prior reference.

    1.2 Construction. In the event of a conflict between the text of this Agreement and any Exhibit or Schedule, the terms of the Agreement shall prevail. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

                                      Article 2
                                 Purchases and Sales

    2.1 Supply by MS. (a) Minimum OPC Obligation. Subject to the provisions of this Agreement, MS shall sell and deliver or cause to be sold and delivered ("Supply") and OPC shall take and pay for, or pay for if Nominated, whether
taken or not, a quantity of Electric Energy [       ]* equal to the Minimum
OPC Obligation established [       ]*. [       ]*  The Intervals and Minimum
OPC Obligations are set forth in Exhibit 2.1, subject to adjustment from time to time pursuant to Section 3.10. This Agreement shall constitute the single agreement under which MS is obligated to Supply and OPC is obligated to purchase at wholesale Electric Energy to satisfy the Minimum OPC Obligation.

    (b) Incremental OPC Purchases. If an EMC Customer's actual load in any Interval exceeds the applicable Minimum OPC Obligation for such EMC Customer, then OPC shall have the right to (i) purchase from MS and MS shall Supply, at prices to be negotiated by the Parties, an Incremental Quantity of Electric Energy to satisfy OPC's additional requirements for such Interval; or
(ii) obtain its additional energy requirements from another supplier; or (iii) conduct an energy settlement among such EMC Customers in accordance with
Exhibit 3.11.  To the extent OPC purchases Electric Energy pursuant to this
Section 2.1(b), MS shall sell and OPC shall purchase the agreed Incremental
Quantities of Electric Energy [       ]*.


    (c) The Parties recognize and agree that (i) the Electric Energy available from Contract Resources may not be deemed sufficient, economical, or otherwise appropriate, in MS's sole judgment, to satisfy MS's obligations to Supply the sum of the Minimum OPC Obligation and any Incremental Quantity under this Agreement ("Aggregate OPC Load") throughout the Term; (ii) MS may therefore desire or be required to obtain additional Electric Energy from such other arrangements as MS shall determine to be appropriate in order to perform hereunder; and (iii) neither of the foregoing shall entitle MS to avoid its obligations hereunder or to adjust the MS Sales Price, except as expressly permitted under the provisions of this Agreement; provided, that MS shall have no

------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

obligation to Supply any quantity of Electric Energy in excess of the Aggregate OPC Load. The Parties further recognize and agree that OPC and the EMC Customers have the right and the obligation to purchase outside the terms of this Agreement their requirements for Electric Energy in excess of the Aggregate OPC Load.

    (d)  MS may satisfy its obligations on a given day to Supply Electric
Energy to serve the Aggregate OPC Load by either or both of the following means:
(i) by Nominating in accordance with Section 2.3 that OPC sell to MS and purchase from MS at Level B-1 a specified quantity of Electric Energy from Contract Resources designated by MS during each of the Intervals of such day and/or (ii) by Supplying to OPC at any Delivery Point a specified quantity of Electric Energy from sources other than Contract Resources. As between MS and OPC, and subject to the provisions of Sections 4.6 and 4.8, each Party shall bear any and all financial and delivery consequences associated with Electric Energy prior to the Delivery Point where title to Electric Energy sold hereunder transfers to the other Party and from the Delivery Point where it receives title to Electric Energy sold hereunder.

    (e)  It is understood that OPC is not obligated to generate or sell
Electric Energy from the specific facilities or contracts underlying Contract Resources Nominated by MS and that OPC or its designee(s) shall have the authority, in its sole discretion, to manage, control, and operate its generating and contractual assets to meet its obligations under this Agreement.
[       ]*  After MS Nominates Electric Energy from specified Contract Resources and Schedules Electric Energy for delivery from other sources for any Interval of a given day, OPC's obligations to deliver, receive and pay for Electric Energy shall not be affected either by OPC's failure to generate or purchase Electric Energy from generating units or suppliers that correspond to MS's Nominated Contract Resources or by OPC's failure to purchase and receive Electric Energy Scheduled for delivery to it at Delivery Points. As between MS and OPC, OPC shall bear any and all financial and delivery consequences associated with its decisions to generate Electric Energy from specific generating units or to purchase from specific sources without regard to the Contract Resources Nominated by MS.

    (f) On or before November 1 of each Contract Year, either OPC, acting at the request of one or more EMC Customers, or one or more EMC Customers may request one or more proposals from MS for prices and terms for the purchase of
additional Electric Energy from MS [       ]* or the sale to MS of the Electric
Energy available to such EMC Customer in excess of such EMC Customer's load
requirements.  MS shall be obligated, [        ]*, to provide a proposal on a
case by case basis to supply or purchase such Electric Energy, as applicable, on such price and other terms (including credit requirements) as may be acceptable to MS. Subject to the purchase and sale obligations set forth in Sections 2.1(a) and (b), and Section 2.2, OPC or an EMC Customer shall also have the right to seek and accept proposals from third parties to supply or purchase such Electric Energy. To the extent that OPC or such EMC Customer accepts MS's proposal, then MS shall be obligated to supply or purchase such Electric Energy, as applicable, in accordance with the terms of such proposal. Such proposals when accepted shall be separate agreements and not sales or purchases under this Agreement, unless otherwise agreed.

    (g)  [       ]*

------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

    (h)  [       ]*

    (i) With respect to the [       ]* described in Exhibit 3.1 [       ]*, OPC
may request to purchase and MS shall sell Electric Energy up to the maximum quantities and in accordance with the prices, resource characteristics and resource constraints set forth in Exhibit 3.1.

    2.2  Firm Option of MS; Sales by OPC.

         2.2.1 Must Run Contract Resources. For each Interval during the Term, MS shall Nominate and pay for, at the prices set forth in
    Exhibit 3.1, all of the OPC Energy from Available Contract Resources that are Must Run Contract Resources to be sold by OPC to MS under this Agreement for resale to OPC or third parties.

         2.2.2 Dispatchable Contract Resources. (a) OPC offers to MS on an exclusive basis during the Term the firm options to Nominate and purchase from OPC at the prices set forth in Exhibit 3.1, during any Interval, Electric Energy up to the limits of Available Contract Resources that are Dispatchable Contract Resources.

         (b) MS shall effect the acceptance of an OPC offer made pursuant to paragraph (a) of this Section 2.2.2 by complying with the Nomination provisions of Section 2.3 and, as appropriate, the Scheduling procedures set forth in Article 4. Subject to the provisions of Section 2.3, OPC shall sell and MS shall purchase and pay for all such Electric Energy Nominated by MS for resale to OPC or third parties.

    2.3 Contract Resource Nominations; Scheduling. (a) Available Contract Resources. Any Contract Resource that is not an Unavailable Contract Resource shall be an Available Contract Resource regardless of whether OPC chooses or is able to use the generating or contract assets underlying the Contract Resource. As soon as reasonably practicable after it becomes available to OPC during the normal course of business, but in no event later than October 31 of any calendar year during the Term, OPC shall deliver to MS a schedule of planned unit maintenance periods for the following calendar year during which periods OPC anticipates one or more Contract Resources may be an Unavailable Contract
Resource; [       ]* OPC shall provide MS an updated planned maintenance
schedule each month during the Term, on or before the fifteenth (15th) day of a calendar month, with the updated schedule providing (i) the periods in the following calendar month in which OPC expects that one or more Contract Resources may be an Unavailable Contract Resource subject to the provisions of
Section 2.4 and (ii) the identity of each of the Contract Resources expected to
be so designated for each such period. [       ]*

    (b) Nominations; Daily MS Schedules. MS may Nominate delivery by OPC during any Intervals, Electric Energy associated with Available Contract
Resources.  On or before [       ]* EPT on each Business Day during the Term, MS
shall provide to OPC an indicative non-binding schedule of expected Nominations, which shall describe the Available Contract Resources, third party resources and Delivery Points that MS plans to use to Supply Electric Energy to meet the Aggregate OPC Load for each Interval or portion thereof falling within the next calendar day, commencing at


------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

[       ]* EPT of the current Business Day.  MS shall Nominate by providing to
OPC a firm schedule ("MS Schedule") by [       ]* EPT on each Business Day.
Such MS Schedule shall also describe the quantity of Electric Energy associated with Available Contract Resources that MS plans to purchase during each Interval of such day for resale to third parties. If the next day is not a Business Day, then the MS Schedule shall cover each day through and including the next Business Day. Such MS Schedule shall be Nominated by MS in accordance with the provisions of Section 2.3(c). MS may not include in the MS Schedule (or otherwise Nominate) for any Interval Electric Energy from any Unavailable Contract Resource for the Interval in question. After MS Nominates by submitting or adjusting a MS Schedule, each Party shall be responsible for Scheduling transmission to or from the Delivery Points as specified in
Section 4.1. [       ]*

    (c) Manner of Request. A Party shall Schedule or Nominate Electric Energy through (i) a recorded telephone conversation between the Parties, (ii) a facsimile transmission, or (iii) such other method of communication, including electronic communication, as the Parties may mutually agree is appropriate.
Such requests shall be confirmed in the manner, if any, established by the Parties' agreement for the type of communication in question. The Parties agree not to contest or assert any defense to the validity or enforceability of telephonic requests under Laws relating to whether certain agreements are to be in writing or signed by the party to be thereby bound, or the authority of any employee of such Party to make such communication. Each Party consents to the recording of its representatives' telephone conversations without any further notice. All recordings or electronic communications may be introduced into evidence to prove oral agreements between the Parties. MS shall accommodate any reasonable request by OPC to communicate the MS Schedule electronically or in such other manner as may benefit efficiency in OPC's Scheduling and dispatch operations.

    2.4 Effect of Contract Resource Unavailability. Exhibit 3.1 describes the Contract Resources generally available to MS under this Agreement, including all of the Contract Resource Constraints associated with each
Contract Resource. [     ]*

    2.5  Customer Choice Load. [       ]*

    (a)  [       ]*

    (b)  [       ]*

    (c)  [       ]*

    2.6 Failure to Deliver or Receive. (a) Seller's Failure to Deliver. Unless excused by Force Majeure or the unexcused failure of Buyer's performance, if Seller fails to deliver, or cause to be delivered, the Contract Quantity,
[      ]*

    (b) Buyer's Failure to Receive. Unless excused by Force Majeure or the unexcused failure of Seller's performance, if Buyer fails to receive, or cause
to be received, the Contract Quantity,    [       ]*


------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

    (c)  Variances and Imbalances. [       ]*

    (d)  [       ]*

    2.7  Special Early Termination Right.  (a)  [       ]*

    (b)      [        ]*

    (c)  [       ]*

    (d)  [       ]*

    2.8 Stranded Costs. In the event OPC, GTC, GSOC, the EMCs or any affiliate or subsidiary of such companies becomes entitled to receive compensation associated with stranded generation, transmission, distribution or other assets or costs, MS shall have no claim or entitlement to any such compensation; nor shall MS have any obligation or liability for the payment of any amounts attributable to or in any way arising from stranded costs or stranded investments associated with or otherwise relating to the (a) Contract Resources or any liability associated therewith or any other assets or liabilities of OPC or (b) assets or liabilities of GTC or GSOC, as the case may be, in each such case under clauses (a) or (b) whether such amounts are characterized as competitive transition charges, wire charges or other costs or charges. However, neither the institution of retail wheeling in Georgia nor other market loss with or without the recovery of stranded costs, shall in any way excuse OPC or the EMC Customers from their obligations under this Agreement, including their obligations to take and pay for Electric Energy in the quantities and at the prices agreed upon herein.

                                      Article 13
                                  Contract Resources

    3.1 Contract Resources. (a) The Contract Resources subject to this Agreement are set forth in Exhibit 3.1. Such Exhibit also includes operating characteristics and Contract Resource Constraints applicable to each Contract Resource. The characteristics and Contract Resource Constraints applicable to Contract Resources as set forth in Exhibit 3.1 shall, for purposes of this Agreement, determine the pricing, limitations, and conditions on availability
for MS's use of such Contract Resources [       ]*.  MS shall not be entitled
under this Agreement to Nominate in the MS Schedule or purchase Electric Energy in amounts in excess of the quantities available in accordance with the characteristics and Contract Resource Constraints set forth in Exhibit 3.1.

    3.2 OPC Contracts. (a) OPC shall be responsible for compliance with the OPC Contracts. OPC shall have the right during the Term to enter into new contracts or other agreements to make sales, purchases or exchanges of Electric Energy, without the prior consent of MS, including new contracts for (i) sales of capacity and Electric Energy from resources not included within Contract Resources, (ii) sales of capacity and Electric Energy from resources that are included within Contract Resources, provided that OPC replaces at its sole cost and expense any such Electric Energy Nominated in the MS Schedule and makes such Electric Energy available to MS at the


------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

applicable Contract Price, (iii) purchases and sales of capacity and Electric Energy to serve Customer Choice Customers, (iv) sales of capacity and Electric Energy under the EMC Contracts, and (v) purchases and sales of capacity and Electric Energy as required to serve OPC Load in excess of the applicable Aggregate OPC Load, or to serve the applicable Aggregate OPC Load after the Term, and (vi) as expressly set forth elsewhere in this Agreement; provided, that such contracts or agreements shall not materially adversely affect or otherwise materially interfere with OPC's ability to perform its obligation to sell Electric Energy to or to purchase Electric Energy from MS hereunder; and provided, further, that no changes in such contracts or agreements by OPC shall alter MS's right to Nominate or Schedule Contract Resources pursuant to this Agreement.

    (b) Nothing in this Agreement shall be construed to assign, impose or otherwise transfer any rights or obligations under the OPC Contracts to MS, and OPC or its designee shall retain all of its rights and obligations, including the right to dispatch, operate, and maintain the power purchase and generating supplies available to it under the OPC Contracts, and its obligation to maintain generation and transmission system stability and reliability. Notwithstanding any other provision of this Agreement, OPC shall not be required to take any action inconsistent with its rights and obligations under the OPC Contracts, nor shall any Party be required to take any action inconsistent with its rights and obligations under the NERC or SERC guidelines. Nothing in this Agreement shall affect the rights or obligations of the parties to the EMC Contracts. OPC shall have the right to terminate, amend, or otherwise modify the OPC Contracts, subject to the provisions of Section 16.1.

    (c) OPC shall have the right to expand, retrofit, upgrade, or otherwise modify the generating units or contracts on which the Contract Resources are modeled, and shall have the right to expand, upgrade, or otherwise modify the transmission facilities comprising the ITS; provided, that such expansion, retrofit, upgrade, or other modification shall not materially adversely affect or otherwise materially interfere with MS's ability to Supply or purchase Electric Energy hereunder or OPC's ability to perform its obligations to sell and deliver or purchase and receive Electric Energy. OPC shall bear the costs of any such expansion, retrofit, upgrade, or other modification, including any contract modifications, and any incremental or expanded capacity and Electric Energy associated with such activity, shall not be made available to MS as a Contract Resource, but may be used, at OPC's discretion, to satisfy its obligations to MS arising under the MS Schedule.

    3.3 Dispersed Generation. Generating facilities currently owned by individual EMCs will not be a Contract Resource, but will remain the property of each such EMC which may use such generating facilities as it shall determine
from time to time. [       ]*

    3.4 Load Management. Load management switching equipment and any other demand side management of individual EMCs will not be a Contract Resource, but will remain the property of such EMCs which may use, or direct OPC on such EMC's behalf to coordinate the use of such load management switching equipment or any
other demand side management as it shall determine from time to time.  [      ]*

    3.5 Hartwell Fuel. MS shall be entitled, at its expense, to cause fuel to be provided to generate at Plant Hartwell Electric Energy that corresponds to Electric Energy that MS Nominates


------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

with respect to the Hartwell Resource. To the extent that MS causes fuel to be so provided for use at Plant Hartwell, the Energy Cost attributable to the Electric Energy purchased by MS from OPC with respect to the Hartwell Resource shall not include the cost or expense associated with fuel listed for the
Hartwell Resource in Exhibit 3.1. [       ]*  Any such gas supplied for OPC's
use at Hartwell shall be provided in a manner that does not violate the fuel procurement requirements, if any, of that certain agreement between OPC and Hartwell Energy Limited Partnership, dated June 12, 1992; provided, however, that MS shall provide sufficient notice of its intent to cause such fuel to be provided to permit compliance with all applicable provisions of the
OPC Contracts pertaining to Plant Hartwell and shall comply with mutually agreeable allocation procedures developed among OPC, MS and the Other Power
Marketer.  [       ]*

    3.6  [       ]*

    3.7 Block Power Sale Agreements. OPC has canceled Block 3 of the GPC Block Power Sale Agreement, and OPC has given timely notice to GPC to cancel Block 4 of the Block Power Sale Agreement as of August 31, 1997 and Block 2 of
the Block Power Sale Agreement as of August 31, 1998.  [       ]*

    3.8 New Contract Resources. OPC and MS each shall have the right during the Term to construct, purchase, lease, or otherwise acquire at no cost to the other Party additional generating or purchased power resources, including entering into agreements with Qualifying Facilities, which resources, in the case of OPC, shall not be Contract Resources and in the case of MS, shall not be subject to any claim by OPC; provided, that such construction, purchase, lease or other arrangement shall not materially adversely affect or otherwise materially interfere with OPC or MS's ability to perform their obligations to sell or deliver Electric Energy to or to purchase Electric Energy in accordance with the terms of this Agreement.

    3.9  Emission Allowances. [       ]*

    3.10 SEPA Energy Allocation Schedule. Exhibit 2.1(b) reflects the allocation to each EMC Customer of SEPA Energy based on full participation by each EMC Customer in the initial Contract Year. MS shall provide to OPC, no later than close of business on the last Business Day of November each calendar year, a schedule of energy allocations with respect to the SEPA Contracts for
the following calendar year ("SEPA Energy Allocation Schedule"). [       ]*
Exhibit 2.1(c) reflects the initial estimate of the SEPA Energy Allocation Schedule for the term of this Agreement, based on participation by each EMC
Customer by year, as reflected in Exhibit 1.62.  [       ]*

    3.11 Intraday Trading Management.  (a) [       ]* OPC and GSOC shall
protect MS's Confidential Information acquired in connection with this Intraday management function in accordance with the provisions of Article 7. For this purpose, the MS Schedules are designated by MS as Confidential Information.
[      ]*  (i)  [       ]*

    (b)  [       ]*



*------------------------
   Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

    (c)  [       ]*

                                      Article 4
                                     Transmission

    4.1  Transmission and Scheduling.  (a) [       ]*

    (b)  [       ]*

         (i)   [       ]*

         (ii)  [       ]*

         (iii) [       ]*

    (c)  [        ]*

    (d)  [       ]*

    4.2 Title and Risk of Loss. As between the Parties, Seller shall be deemed to be in exclusive possession and control (and responsible for any Claims relating thereto) of the Contract Quantity prior to the Delivery Point. As between the Parties, Buyer shall be deemed to be in exclusive control (and responsible for any Claims relating thereto) of the Contract Quantity at and from the Delivery Point. Title to Electric Energy shall transfer from Seller to Buyer at the Delivery Point.

    4.3 Scheduling. Sales by MS to OPC to supply Aggregate OPC Load shall be Nominated and Scheduled in accordance with the provisions of Sections 2.3 and
4.1 above. The Parties shall also establish procedures whereby OPC shall communicate to MS, or cause to be communicated to MS the availability of ITS capability and Interface Capability for effecting purchase and sale transactions pursuant to this Agreement.

    4.4 Delivery Points. Except as otherwise provided in this Article 4, MS, in its reasonable discretion, shall specify one or more Delivery Points for the sale and delivery of the OPC Energy which is Nominated in the MS Schedule. OPC shall use commercially reasonable efforts to accommodate designations by MS of Delivery Points which are Points of Interconnection consistent with: OPC's
and/or GTC's interests and rights in the ITS under the ITSA; [       ]*, and the
terms, conditions and limitations, if any, under the OPC Contracts. OPC shall promptly inform MS, or cause MS to be informed, of any transmission constraints or other impediments to satisfying such Delivery Point designations so that MS may notify OPC of appropriate changes to the source or amount of OPC Energy to be delivered at such Delivery Points. Nominations of Contract Resources shall be limited only by Contract Resource Constraints.

    (a)  Delivery Points for OPC Energy Used to Serve MS's Share of OPC
Load. [      ]*


------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

    (b)  Transmission of Electric Energy to EMCs. [       ]*

    (c)  Transmission of Electric Energy from Off-System Resources. [       ]*

    (d)  Transmission of Electric Energy from Contract Resources to Serve
Non-OPC Load.  [        ]*

    (e)  MS's Purchase of Transmission. [        ]*

    4.5  Transformer and Transmission Loss Adjustments.  (a)  Transformer Loss
Adjustments.  [        ]*

    (b)  Transmission Loss Adjustments:

         (i) For purposes of Supplying OPC with Electric Energy to serve
Aggregate OPC Load, [       ]*

        (ii) For purposes of supplying Electric Energy to satisfy MS's sales to third parties that accept delivery on the ITS or for delivery at Points of
Interconnection, [       ]*

       (iii) For purposes of supplying Electric Energy to permit OPC to
pump water to the upper reservoir at Rocky Mountain, [       ]*

    4.6 Other Transmission Related Uses. MS shall be responsible for all transmission, ancillary services and related costs incurred in or out of the State of Georgia for purchase, sale or purchase/resale transactions that are not related to MS satisfying its obligations or exercising its options under this Agreement, including, but not limited to, (a) transmission of power through the ITS from resources outside the State of Georgia to Interface Delivery Points for customers located outside the State of Georgia and (b) transmission of Electric Energy from any resource located in the State of Georgia other than a Contract Resource to Interface Delivery Points for delivery to customers outside the State of Georgia. To the extent MS requires such transmission service from GTC, such service will be pursuant to the rates, terms and conditions of GTC's Open Access Transmission Tariff. MS shall also be responsible for any network or point to point transmission services for transmission of power from resources outside the State of Georgia to third party customers in the State of Georgia (other than OPC, the EMCs or the purchasers under OPC Off-Systems Sales Contracts) and utilization of transmission services to effect such transactions shall not have an adverse effect on the right or ability of OPC or MS to satisfy fully their respective obligations under this Agreement or on the costs attributable to the satisfaction of such obligations.

    4.7 Control Area. OPC reserves the right, at any time during the Term, to establish and operate a Control Area or to become an independent system operator ("ISO"), or to contract with others to establish and operate a Control Area or ISO, provided that any of such events shall not limit, restrict or reduce OPC's obligations to MS, or adversely affect MS's rights or obligations, under this Agreement. Such a Control Area would be utilized pursuant to 18 C.F.R. Part 35 to match

------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

Electric Energy input and output within the electric system, maintain scheduled interchange with other Control Areas, maintain the frequency of the Electric Energy system within reasonable limits and provide sufficient generating capacity to maintain operating services. OPC shall also have the right, at its own expense, to use any available capacity and to produce Electric Energy from any OPC plant or contract, including a plant or contract upon which a Contract Resource is modeled, without impacting MS's rights or obligations to Nominate or Schedule Electric Energy from any Contract Resources, for the purpose of providing or supplementing Control Area services or an ISO.

    4.8 Risk of Intraday Transmission Constraint. The risk of an Intraday transmission interruption under an MS Schedule, and which is not defined as a Force Majeure event, will be allocated as follows:

    (a) If Scheduled MS delivery of Electric Energy to OPC or another party is disrupted because of an interruption in transmission outside the ITS or at an ITS interface with another utility, and not an interruption within the ITS, then the cost of replacement energy shall be borne by MS in accordance with the provisions of Section 2.6, except that OPC shall bear the risk as to the Offsystem Contract Resources which are delivered to the ITS under OPC's agreements with other entities. In the event of such interruption, as soon as practicable after taking appropriate measures to ensure continuity of service in a commercially reasonable manner, as required by Section 2.6, OPC must inform MS of such event and subsequent OPC actions. MS may at its option after being so informed, choose to allow the measures OPC has taken to continue for the duration of the disruption or to adjust the applicable MS Schedule for all or part of the remaining period of disruption by promptly Nominating Available Contract Resources to be purchased and resold pursuant to Section 2.3(c).

    (b) If a Scheduled MS delivery of Electric Energy to OPC is disrupted because of an interruption in transmission within the ITS and not because of transmission interruption outside the ITS nor at an ITS interface with another utility, the responsibility for locating replacement energy and liability as calculated under Section 2.6 or 2.7, as applicable, shall be borne by OPC.

    (c) OPC agrees to operate in accordance with Prudent Utility Practice to minimize the likelihood of transmission or supply interruptions or curtailments. In the event that OPC chooses to modify the MS Schedule as provided for in this Agreement, OPC agrees to do so in accordance with Prudent Utility Practice to minimize the likelihood of any transmission interruption insofar as this does not interfere with service to the OPC EMC Customers.

    4.9 Other OPC Responsibilities. In addition to the above, OPC shall, at its cost, also be responsible (or shall cause GTC to be responsible) for the following:

         (i) Communicating with other owners of the ITS and discharging all obligations for the OPC generation system and the GTC transmission system pursuant to and in accordance with the ITSA, except for ITS related costs otherwise expressly addressed herein.

         (ii) Responding to any transmission requests filed under GTC's Open Access Transmission Tariff or pursuant to Section 211 of the Federal Power Act or other applicable legal requirements and representing such interest before FERC or any other regulatory agency or court.

         (iii) [       ]*

         (iv)  [       ]*

         (v) Ensuring that all actions undertaken by OPC or GTC will comply with Law and GTC's Open Access Transmission Tariff.

         (vi)  [       ]*

    4.10 Other Obligations of MS. In addition to the above, MS shall also be responsible for the following:

    (a) Providing all necessary Scheduling information such that OPC can arrange with GTC for necessary transmission services to import and utilize the Electric Energy provided by MS pursuant to this Agreement. Such information shall include, but not be limited to, the size, ramping characteristics and duration of proposed transactions and the proposed Interface Delivery Points.

    (b) To the extent required by Order 889, GTC may limit MS's access to the GSOC control room and GTC may cause its personnel to be separated from the personnel of MS, OPC and GSOC that are engaged in the performance of transmission services. If MS receives information from GTC regarding available transmission capability, it shall do so in compliance with FERC Order 889 and shall not receive such information on a preferential basis as defined in such order.

    4.11 Adjustment to MS's Allocated Interface Capability.  (a) [       ]*

    (b)  [       ]*

                                      Article 5
                                        Price

    5.1 OPC's Contract Price. The Contract Price for Electric Energy sold by OPC to MS shall be determined for each Contract Resource as the sum of (i) the fixed payment for such Contract Resource, as set forth in Exhibit 3.1 (whether or not MS Nominates Electric Energy from such Contract Resource); plus
(ii) unless otherwise provided in Section 3.5 pertaining to fuel supplied by MS
to Plant Hartwell, the variable payment, and [       ]*, if any ("Energy Cost"),
applicable to the Contract Resource, as set forth in Exhibit 3.1, for Electric Energy that MS Nominates from that Contract Resource in the applicable MS Schedule, regardless of the actual generating or contractual source of the Electric Energy actually delivered or sold by OPC.

    5.2 MS's Contract Price. (a) Minimum OPC Obligation. With respect to sales of Electric Energy by MS to OPC relating to the Minimum OPC Obligation applicable to an EMC Customer, the Contract Price shall be, during each Contract Year of the Term, the MS Sales Price for such EMC Customer pertaining to such year, as set forth in Exhibit 5.3.


------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

    (b) Incremental Quantity. With respect to sales under this Agreement of Electric Energy by MS to OPC relating to the Incremental Quantity, the Contract Price shall be a price to be negotiated.

    (c) Customer Choice. With respect to sales under this Agreement of Electric Energy by MS to OPC relating to a particular Customer Choice Load, the Contract Price shall be the price established pursuant to Section 2.5 of this Agreement.

    (d) AEC Resource. With respect to sales of Electric Energy by MS to OPC relating to the AEC Resource, the Contract Price shall be the price established for such resource as set forth in Exhibit 3.1.

    5.3 Amounts Due to OPC and MS. Each month, OPC shall charge MS an amount equal to (i) the aggregate fixed payments for the Contract Resources as set forth in Exhibit 3.1, regardless of whether MS actually Nominates Electric Energy from such resources, plus (ii) the aggregate Energy Costs attributable to the Electric Energy that is Nominated in the MS Schedules, minus (iii) any credits against OPC's charges provided by this Agreement. Each month, MS shall charge OPC an amount equal to the sum of the following: (i) the product of the applicable portion of the Minimum OPC Obligation attributable to an EMC Customer for such month, times the MS Sales Price applicable to such EMC Customer;
(ii) the product of the applicable price set forth in Section 5.2(b) times the Incremental Quantity attributable to such EMC Customer; (iii) the product of Customer Choice Load served by MS and purchased by and delivered to OPC during the month, times the applicable Customer Choice Price, and (iv) the product of Electric Energy relating to the AEC Resource sold by MS and purchased by and delivered to OPC during the month, times the price set forth in Section 5.2(d).

    5.4 Netting of Payment Obligations. Notwithstanding the foregoing, if amounts are due on the same day with respect to the amounts described in
Section 5.3, the Parties shall satisfy their respective financial obligations to each other by netting the amounts due to OPC from MS against amounts due to MS from OPC hereunder, subject to the provisions of Section 8.2.

                                      Article 6
                                        Term

    6.1  Start-up Term.   This Agreement shall become effective on the date
first written above (the "Effective Date"), provided that the delivery of Electric Energy pursuant to this Agreement shall commence at 00:00:01 CPT on
May 1, 1997 ("Commencement Date"), and, unless extended as provided in Section 6.2, shall remain in effect until 24:00 CPT on the eleventh (11th) Business Day after May 8, 1997, unless earlier terminated pursuant to this Agreement (the "Term"); provided that the Parties' obligations to purchase and sell Electric Energy as provided in this Agreement during the Term set forth in this Section 6.1, shall terminate as of the end of the last Interval for which Nominations were made prior to 24:00 CPT on May 8, 1997. The last day of the Term (including in the case of an early termination) shall be referred to as the Termination Date. Certain provisions of this Agreement shall continue in effect after the Termination Date in accordance with the provisions of Section 17.4. OPC shall use commercially reasonable efforts prior May 8, 1997, to obtain all requisite approvals from the EMC Customers to extend the Term of this Agreement for the maximum Term contemplated by the Parties, as provided in
Sections 6.2 and 6.3. [       ]*

    6.2 Initial Term. If OPC notifies MS by May 8, 1997 that it has obtained the requisite approvals referred to in Section 6.1, then the Agreement shall be extended through March 31, 2000, unless earlier terminated pursuant to this Agreement, and the Term shall be deemed to include any such extension.

    6.3 Long Term Extension. In the event the condition precedent requiring RUS approval of this Agreement, as set forth in Section 11.1, is satisfied on or before June 13, 1997, then the Term shall be extended until 24:00 CPT on March 31, 2005, unless earlier terminated pursuant to this Agreement, and the Term shall be deemed to include any such extension. OPC shall provide MS with written notice promptly following the satisfaction of the such condition precedent, which notice shall specify the date ("Long Term Commencement Date") on which such condition precedent was satisfied. In the event RUS approval has not been received on or before June 13, 1997 (or by such later date as may be designated by MS), then the extension provision in this Section 6.3 shall be of no further force and effect, and the Term shall be as set forth in Section 6.2.

    6.4 EMC Customer Term Selections. Each EMC Customer has been given a choice concerning the number of years it seeks to have a portion of its requirements served by OPC through purchases from MS under this Agreement; provided that the minimum selection is three Contract Years. Those selections are reflected in Exhibits 1.62 and 2.1, which set out the individual
EMC Customer terms and initial quantities that comprise the OPC Minimum Obligation and the Term.

                                      Article 7
                               Confidential Information

    7.1 Prior Confidentiality Agreement Superseded; Authorization to Use Information. The Parties expressly agree that the Confidentiality Agreement entered into by OPC, MS and Cooperative Power, Inc. ("CPI") dated as of February 6, 1996, as amended, automatically and immediately and with no further action by the Parties shall terminate as of the Effective Date of this Agreement. OPC represents that in connection with such termination it is duly authorized to act on behalf of and to bind CPI. OPC expressly authorizes and grants its consent to MS to use Confidential Information, whether acquired before or after the Effective Date, pertaining to, without limitation, OPC, Contract Resources, OPC Load, OPC's off-system sales contracts and the EMC Customers, for the purpose of exercising MS's rights under this Agreement, including MS's right to buy Electric Energy from OPC or any other person and to sell Electric Energy to OPC or any other person, whether Electric Energy is produced by or attributable to Contract Resources or other resources. Each Party agrees that it shall not disclose Confidential Information whether acquired before or after the Effective Date, to any third party other than each Party's officers, directors, employees, advisors or representatives, or each Party's Affiliates (or as to OPC, the EMCs), their officers, directors, employees, advisors or representatives who need to know and agree to maintain the confidentiality of the Confidential Information (collectively, "Representatives") during the Term and for a period ending three (3) years

------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

after the Termination Date. Each Party shall be responsible for any breach of this Agreement by its Representatives.

    7.2  Authorized Disclosure.  Notwithstanding anything contained in this
Article 7, Confidential Information may be disclosed to any governmental, judicial or regulatory authority requiring such Confidential Information, provided that: (i) such Confidential Information is submitted under applicable provisions, if any, for confidential treatment by such governmental, judicial or regulatory authority; (ii) prior to such disclosure, the Party who supplied the information is given notice of the disclosure requirement (if in the opinion of the other Party's counsel such notice is permitted by law) so that it may take whatever action it deems appropriate, including intervention in any proceeding and the seeking of an injunction to prohibit such disclosure; and (iii) the Party subject to the governmental, judicial or regulatory authority endeavors to protect the confidentiality of any Confidential Information to the extent reasonable under the circumstances and to use its good faith efforts to prevent the further disclosure of any Confidential Information provided to any governmental, judicial or regulatory authority. The Parties recognize that MS is required to file quarterly reports with the FERC which disclose certain price, quantity, and related data.

    7.3 Return of Confidential Information. Upon (i) the termination of this Agreement and (ii) the request of a Party, the other Party shall return or destroy all written Confidential Information (including written confirmation of oral communications other than communications relating to purchases and sales of Electric Energy) provided by the requesting Party which was stamped "Confidential." In the event of such request, documents, analyses, compilations, studies or other materials prepared by the returning Party or its Representatives that contain or reflect Confidential Information (other than computer archival and backup tapes or archival and backup files (collectively "Computer Tapes") and billing and trading records (collectively, "Other Records") shall be destroyed and only one copy thereof shall be retained (such destruction to be confirmed in writing by a duly authorized officer of the returning Party), provided that the Party or its Representative makes a reasonable effort to locate and return the covered documents. Computer Tapes and Other Records shall be kept confidential in accordance with the terms of this Agreement. Notwithstanding the foregoing, neither Party shall be required to destroy or return documents covered by this provision prior to the later of the expiration of applicable statutes of limitations for actions that might arise with respect to the subject matter of such documents or final action with respect to any legal action or arbitration involving such documents.

    7.4 Right to Remedies. In the event of an unauthorized disclosure to a third party, the limitations on remedies contained in Section 10.2 shall not apply, and in the event of a breach no Party will have an adequate remedy at law and accordingly shall, in addition to any other available legal or equitable remedies, be entitled to an injunction against such breach without any requirement to post a bond as a condition of such relief.

    7.5  Georgia Trade Secrets Act.  Except as expressly provided in this
Article 7, including OPC's consent to the use by MS of Confidential Information in its trading operations pursuant to this Agreement, the rights of the Parties under this Agreement are in addition to and not in lieu of their rights under Georgia law, including the Georgia Trade Secrets Act of 1990. Nothing in this
Article 7 shall be construed as a waiver on the part of any Party of any privilege or objection of any kind to the disclosure or use of Confidential Information.

                                      Article 8
                             Billing, Payment and Records

    8.1 Billing Statements. OPC shall deliver to MS no later than on the tenth (10th) day of each month (or the first Business Day thereafter), a statement (the "Statement") setting forth for the immediately prior month
(i) the Minimum OPC Obligation purchased at the applicable MS Sales Price,
(ii) the amounts of Electric Energy purchased by OPC from MS at the applicable prices associated with any Incremental Quantity, (iii) the respective Customer Choice Loads and applicable prices, (iv) the amounts of Electric Energy purchased by OPC from MS relating to the AEC Resource and applicable prices, and
(v) any credits provided by this Agreement. Such statement shall also show the amounts of Electric Energy purchased by MS from OPC at the applicable
OPC Contract Price.

    8.2 Offset of Payment Obligations. The Parties shall discharge their obligations to pay through netting, in which case the Party, if any, owing the greater aggregate amount shall pay to the other Party the difference between the amounts owed, as set forth in Section 8.3. Each Party reserves to itself all rights, setoffs, counterclaims and other remedies and defenses, consistent with
Article 10, which such Party has or may be entitled to arising from or out of this Agreement. All outstanding obligations to make payments under this Agreement may be offset against each other, set-off or recouped therefrom.

    8.3 Payments. The Party owing the other shall pay the amount owing under the Statement, which payment shall be due on or before the later of the following: (i) the fifth (5th) day after receipt of the Statement or (ii) the fifteenth (15th) day of the month in which the Statement is received (or the first Business Day thereafter). Payment shall be made by wire transfer to the payment address provided in Exhibit 17.2. If either Party, in good faith, disputes any part of any Statement, it shall provide a written explanation of the basis for the dispute and pay the portion of such Statement conceded to be correct no later than the due date as calculated in accordance with the preceding sentence. If any amount disputed is determined to be due to the other Party, it shall be paid within ten (10) days of such determination, along with interest calculated at the Interest Rate from the original due date until the date paid. Absent such a good faith dispute, overdue payments shall bear interest from, and including, the due date to, but excluding, the date of payment at a rate equal to the Interest Rate.

    8.4 Audit Rights. (a) Each Party or any third party representative of a Party shall have the right, at its sole expense and during normal working hours, to examine the records, or copies of the records, of the other Party to the extent reasonably necessary to verify the accuracy of any Statement, charge or computation made pursuant to this Agreement. If requested, a Party shall provide to the other Party statements evidencing the quantities of Electric Energy delivered at the Delivery Point. With respect to records (i) held in the custody of a third party, (ii) held by OPC but which cannot be disclosed to MS, or (iii) held by MS, but which cannot be disclosed to OPC, in each case pursuant to a confidentiality provision of the applicable contract, if an audit is requested by a Party, the Parties shall select an independent auditor to perform the audit consistent with the rights of OPC or MS, as the case may be, under the contract and such confidentiality arrangements as may be required by the contract in question. Subject to any additional limitations that may be imposed under the OPC or MS contract in question, such examinations by an independent auditor shall not be performed more frequently than once each calendar year. The Party requesting the audit shall pay all costs, including those of the independent auditor, associated with the audit.

    (b)  If any such examination reveals any inaccuracy in any Statement,
(i) the necessary adjustments in such Statement will be promptly made and included in a revised Statement submitted by OPC, and (ii) the payments thereof will be promptly made and shall bear interest calculated at the Interest Rate from the date the overpayment or underpayment was made; provided, however, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made prior to the lapse of two (2) years from the rendition thereof; and provided, further, that this provision of this Agreement will survive any termination of this Agreement for a period of two (2) years from the date of such termination for the purpose of such Statement and payment objections.

    8.5 Subsequent Payment Adjustments. The Parties understand that in certain cases monthly billings will need to be made on an estimated basis. In addition, the Parties understand that after the fact adjustments to amounts owed or revenues received may be made pursuant to the CSA or other OPC Contracts, which adjustments may affect the Energy Cost and associated amounts payable by MS to OPC under this Agreement. Each Party shall cooperate in good-faith with the other Party to obtain the requisite information and perform the necessary computations so as to "true-up" or otherwise adjust any estimated or adjusted billings promptly.

    8.6 Records. Each Party shall keep such records as may be needed to afford a clear history of the Nominated or Scheduled purchases and sales hereunder. In maintaining such records, OPC and MS may rely upon the logs and other meter information routinely recorded by Transmission Providers or utilities responsible for coordination of the purchases and sales.

                                      Article 9
                                        Taxes

    9.1 Seller's Obligation. Seller is liable for and shall pay, or cause to be paid, or reimburse Buyer if Buyer has paid, all Taxes applicable to the sale of Electric Energy arising prior to the Delivery Point(s). If Buyer is required to remit any such Tax, the amount shall be deducted from any sums becoming due to Seller. Seller shall indemnify, defend and hold harmless Buyer from any Claims for such Taxes.

    9.2 Buyer's Obligation. Buyer is liable for and shall pay, cause to be paid, or reimburse Seller if Seller has paid, all Taxes applicable to a purchase of Electric Energy arising at and from the Delivery Point(s), including any Taxes imposed or collected by a taxing authority with jurisdiction over Buyer. Buyer shall indemnify, defend and hold harmless Seller from any Claims for such Taxes.

    9.3 Exemption Certificates. Either Party, upon written request of the other, shall provide a certificate of exemption or other reasonably satisfactory evidence of exemption if either Party or a purchase or sale is exempt from Taxes, and shall use reasonable efforts to obtain and cooperate with obtaining any exemption from or reduction of any Taxes. Each Party shall use reasonable efforts to administer this Agreement and implement the provisions in accordance with the intent to minimize Taxes.

                                     Article 10
                             Indemnification and Remedies

    10.1 General Indemnity. Subject to Section 10.2, Seller and Buyer shall each indemnify, defend and hold harmless the other Party from any injury, damage, Claims or other losses arising from any act or incident occurring when title to the Contract Quantity is vested in the indemnifying Party pursuant to
Section 4.2, provided that OPC shall indemnify and hold MS harmless with respect to any damage, injury or other Claims arising with respect to OPC's facilities, including the ITS.

    10.2 Limitation on Remedies. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT AND IN THE GUARANTY AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE RESPONSIBLE PARTY'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED REGARDLESS OF THE FAULT, NEGLIGENCE OR STRICT LIABILITY OF THE PARTY WHOSE LIABILITY IS RELEASED OR LIMITED THEREBY.
IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, THE RESPONSIBLE PARTY'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES (INCLUDING INTEREST AS PERMITTED BY APPLICABLE LAW) ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NO PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, MULTIPLE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR IN CONTRACT UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, INCLUDING DAMAGES PROVIDED IN SECTION 2.6 or 2.7, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT, AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS. THE PARTIES AGREE TO RESOLVE THEIR DISPUTES THROUGH ARBITRATION PURSUANT TO ARTICLE 14, BUT IF FOR ANY REASON ARBITRATION IS UNAVAILABLE, THE PARTIES AGREE TO SEEK TO RESOLVE THEIR DISPUTES IN A UNITED STATES DISTRICT COURT WITHOUT A JURY TRIAL, THE RIGHT TO WHICH IS IRREVOCABLY WAIVED BY EACH PARTY.

    10.3 Duty to Mitigate. Each Party agrees that it has a duty to mitigate damages and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party's performance or nonperformance of this Agreement.

    10.4 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH HEREIN, OPC, WITH RESPECT TO THE SALE OF ELECTRIC ENERGY TO MS, AND MS, WITH RESPECT TO THE SALE OF ELECTRIC ENERGY TO OPC, EXPRESSLY NEGATES ANY OTHER REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

                                      Article 11
                                 Conditions Precedent

    11.1 Regulatory Authorizations. The Parties' obligations to commence delivery of Electric Energy under this Agreement shall be subject to receipt of any governmental consents or approvals required to perform this Agreement; provided, that approval by the RUS without modification of this Agreement shall only be a condition precedent to the Long Term Commencement Date and extension of the Term as set forth in Section 6.3.

    11.2 Guaranty Agreement. A condition precedent to OPC's obligations under this Agreement shall be the delivery of a guaranty by Morgan Stanley Group Inc. of MS's obligations arising under this Agreement in the form attached as
Exhibit 11.2.

    11.3 Failure of Certain Conditions Precedent. Each Party shall provide the other with written notice promptly following the satisfaction of the conditions precedent to such notifying Party's obligations, as described in this
Article 11. In the event a condition precedent set forth in this Article (other than the receipt of RUS approval) has not been satisfied or waived in writing by the Party entitled to rely on such condition precedent by April 16, 1997, then this Agreement shall terminate automatically. Failure to obtain RUS approval as set forth in Section 6.3 shall cause the Term to be established as set forth in
Section 6.1 and/or Section 6.2.

                                      Article 12
                            Representations and Warranties

    12.1 Mutual Representations. On the Effective Date, the Commencement Date, the Long Term Commencement Date, and the date of entering into each purchase or sale of Electric Energy, each Party represents and warrants to the other Party:
(i) it is duly organized, validly existing and in good standing under the laws of the state of its incorporation and, in the case of MS, is doing business as a foreign corporation in the State of Georgia; (ii) it has all requisite corporate power to own, operate and lease its properties and carry on its business as now conducted; (iii) it has all regulatory authorizations, including any required authorization from the RUS, necessary for it to legally perform its obligations under this Agreement; (iv) the execution, delivery and performance of this Agreement and any other documentation it is required to deliver under this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms or conditions in its governing documents, any contract or other agreement to which it is a party or any Law applicable to it; (v) the individual(s) executing and delivering this Agreement and any other documentation required to be delivered under this Agreement are duly empowered and authorized to do so; (vi) this Agreement constitutes each Party's legally valid and binding obligation enforceable against it in accordance with the terms thereof, subject to any Equitable Defenses; (vii) no Event of Default with respect to it has occurred and is continuing, and no such event or circumstance would occur as a result of its entering into this Agreement; (viii) there are no Bankruptcy Proceedings pending or being contemplated by it or, to its knowledge, threatened against it;
(ix) there are no Legal Proceedings that would be reasonably likely to materially adversely affect its ability to perform this Agreement; (x) it has knowledge and experience in financial matters and in the electric industry that enable it to evaluate the merits and risks of this Agreement and it is capable of assuming such risks; (xi) it is acting as principal for its own account, and it has made its own independent decisions to enter into this Agreement and each Transaction hereunder and as to whether this Agreement and each Transaction hereunder is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary; (xii) it is not relying on any communication (written or oral) of the other Party as investment advice or as a recommendation to enter into this Agreement and any Transaction hereunder;
(xiii) the other Party is not acting as a fiduciary for or an adviser to it in respect to this Agreement and any Transaction hereunder; and (xiv) it engages in producing, using commercially, and/or handling as a merchant Electric Energy.

    12.2 Additional Representations. (a) MS further represents and warrants that on the Effective Date, the Commencement Date, the Long Term Commencement Date, and the date of entering into each purchase or sale of Electric Energy hereunder (i) MS is a power marketer authorized by the FERC to purchase and sell Electric Energy at negotiated, market-based rates pursuant to its Rate Schedule on file with and approved by the FERC; (ii) neither MS nor any of its Affiliates or subsidiaries will, during the Term, take any action that could reasonably be anticipated to cause OPC, if applicable, or MS to lose its authority as a power marketer under the Federal Power Act to make wholesale sales of power at market-based, negotiated rates; and (iii) MS will, at all times during the Term, act in accordance with Prudent Utility Practice and will comply with all applicable regulatory requirements including SERC/NERC guidelines and the Administrative Procedures.

    (b) MS represents and warrants that it will cooperate with the Other Power Marketer regarding administrative matters during the Term, and OPC represents and warrants that it has obtained a comparable warranty by the Other Power Marketer to cooperate with MS regarding administrative matters during the Term.

    (c) OPC further represents and warrants that on the Effective Date, the Commencement Date, the Long Term Commencement Date, and the date of entering into each purchase or sale of Electric Energy hereunder (i) OPC is authorized by the RUS to purchase and sell Electric Energy at rates and under terms contemplated by this Agreement; (ii) neither OPC nor any of its Members will, during the Term, take any action that could reasonably be anticipated to cause OPC or MS to lose its authority to sell power as contemplated under this Agreement; (iii) OPC will, at all times during the Term, act in accordance with Prudent Utility Practice and will comply with all applicable regulatory requirements including SERC/NERC guidelines and the Administrative Procedures;
(iv) if any OPC Member ceases to be a Member of OPC, defaults on payments due to OPC under an EMC Contract, or becomes bankrupt or insolvent however evidenced, OPC's other Members shall remain liable to OPC for all of its obligations under this Agreement; (v) nothing in OPC's restructuring or its contracts with others prevent it from fully performing its obligations under this Agreement.

    (d) Each Party represents and warrants that it shall not seek to modify this Agreement under Sections 205 or 206 of the Federal Power Act or any other provision of law except with the consent of both Parties or as needed to implement a final decision of an arbitration panel duly constituted under this Agreement. The Parties shall oppose requests by others to modify this Agreement.

    12.3 Mutual Assistance. Each Party represents and warrants that it will assist the other to the extent practicable with (i) obtaining all required Regulatory Approvals associated with this Agreement; (ii) defending transmission capacity reservations; and (iii) defending Qualifying Facility avoided cost calculations.

    12.4 Good Title. Each of OPC and MS represents and warrants that it will deliver to the other good title to Electric Energy sold hereunder, free and clear of all liens, claims and encumbrances arising prior to transfer of title at the Delivery Point.

    12.5 Power Quality. Each of OPC and MS represents and warrants that it will deliver, or cause to be delivered, to the other Party Electric Energy at the Delivery Point that is three phase, sixty hertz, and at system nominal voltages.

    12.6 Other Contracts. Neither OPC nor its Members, nor MS nor any of its Affiliates or subsidiaries will, during the Term, take any action, enter into any contracts or otherwise incur obligations that could reasonably be anticipated to interfere with or adversely affect its ability to perform its obligations under this Agreement.

    12.7 Continuing Representations and Warranties. Each Party covenants that it will cause these representations and warranties to be materially true and correct throughout the Term.

    12.8 Certain OPC Representations. Notwithstanding the foregoing, during the Term described in Section 6.1 and until all requisite approvals from the EMC Customers have been received as required to extend the Term pursuant to Section 6.2, OPC shall not be deemed to make with respect to the Members the representations and warranties contained in Sections 12.2(c)(ii) and 12.6.


                                      Article 13
                                Defaults and Remedies

    13.1 Events of Default. An "Event of Default" shall mean with respect to a Party ("Defaulting Party"):

         13.1.1 The failure by the Defaulting Party to make, when due, any payment required if such failure is not remedied within three (3) Business Days after written notice of such failure is given to the Defaulting Party by the other Party ("Notifying Party"); provided, that the payment is not the subject of a good faith dispute as described in Section 8.3; or

         13.1.2 Any representation or warranty made by the Defaulting Party herein shall prove to have been false or misleading in any material respect when made or deemed to be repeated; or

         13.1.3 The failure by the Defaulting Party to perform any obligation or covenant set forth in this Agreement (other than its obligations to make any payment or obligations which are otherwise specifically covered in this Section 13.1 as a separate Event of Default and excluding failures of receipt or delivery which are the subject of timely payments consistent with Section 2.6) and such failure is not excused by Force Majeure or cured within ten (10) Business Days after written notice thereof to the Defaulting Party;

         13.1.4 The Defaulting Party shall be subject to a Bankruptcy Proceeding; or

         13.1.5 MS's loss of FERC authorization to charge the prices for the sale of Electric Energy included in this Agreement or otherwise to perform its obligations hereunder in accordance with the terms of this Agreement.

         13.1.6 With respect only to MS, Morgan Stanley Group's failure to perform any covenant set forth in the Guaranty Agreement delivered in respect of this Agreement, any representation or warranty made by Morgan Stanley Group in said Guaranty Agreement shall prove to have been false or misleading in any material respect when made or deemed to be repeated or Morgan Stanley Group shall take or suffer any actions set forth in Section
    13.1.1 or 13.1.4 as applied to it.

    13.2 Early Termination; Remedies. If an Event of Default occurs with respect to a Defaulting Party at any time during the Term, the other party ("Non-Defaulting Party") may for so long as the Event of Default is continuing, establish a date (which date shall be at least three (3) Business Days after the Non-Defaulting Party delivers notice to the Defaulting Party) ("Early Termination Date") on which this Agreement shall terminate (or, if later, on the earliest date as permitted by law after the Defaulting Party's receipt of such notice); provided, however, that if the Event of Default is that the Defaulting Party becomes subject to a Bankruptcy Proceeding, then this Agreement shall automatically terminate without notice and without any other action by either Party as if an Early Termination Date had been immediately declared prior to such Event of Default. Upon the Early Termination Date, the Parties' obligations to sell, purchase, deliver receive, incur or pay obligations under this Agreement, other than with respect to payment of all obligations under this
Article 13 of this Agreement, shall terminate, and the Parties shall be liable for the obligations contained in Sections 13.2.1 and 13.2.2 below. Regardless of whether an Early Termination Date is declared, if an Event of Default shall have occurred, the Non-Defaulting Party shall be entitled to exercise any remedy available at law or equity consistent with Article 10 and Article 14 to recover its damages, including attorneys' fees, resulting from any Event of Default.

         13.2.1 Upon the Early Termination Date, the Non-Defaulting Party shall have the right to liquidate all purchases and sales of Electric Energy, including options and emissions trading agreements with respect thereto ("Transactions") (including any portion of a Transaction not yet fully delivered), then outstanding by:

              (1) Closing out each Transaction being liquidated at its Market Value, as defined below, so that each such Transaction is canceled and a settlement payment in an amount equal to the difference between such Market Value and the Contract Value, as defined below, of such Transaction shall be due to the Buyer under the Transaction if such Market Value exceeds the Contract Value and to the Seller if the opposite is the case; and

              (2) Discounting each amount then due under clause 13.2.1(1) above to present value using a rate of interest determined in the manner set forth in the last sentence of
                   Section 13.2.2 (to take account of the period between the date of liquidation and the date on which such amount would have otherwise been due pursuant to the relevant Transaction); and

              (3) Setting off or aggregating, as appropriate, all such settlement payments (discounted as appropriate) and (at the election of the Non-Defaulting Party) any or all other amounts owing between the Parties under this Agreement so that all such amounts are aggregated and/or netted to a single liquidated amount payable by one party to the other. Such net amount due shall be paid by the close of business on the Business Day following the Early Termination Date.

         13.2.2 For purposes of this Article 13, "Contract Value" means the quantities of Electric Energy remaining to be purchased under each Transaction multiplied by the applicable contract price(s). "Market Value" means the quantities of Electric Energy remaining to be delivered under each Transaction multiplied by the market prices per unit remaining to be purchased. Notwithstanding the foregoing, the Contract Value of a Transaction in the nature of an option may be determined by reference to the option premium under the contract, and the Market Value of an option may be determined as the market price a Party would pay or receive, at the time of valuation, to purchase or sell an equivalent option. For purposes of these provisions, determination of the quantity remaining to be purchased or sold shall take into account options likely to be exercised in light of the foreseeable difference between the Contract Price and the market price for such sales or purchases. The market price for Electric Energy to be purchased or sold and the market price for an option shall be established by taking the average of proposals solicited in a commercially reasonable manner from three (3) bona fide power suppliers, brokers or market makers which are not affiliated with either Party, provided that if quotes cannot be obtained from three (3) such entities, the market price of a replacement Transaction shall be determined in a commercially reasonable manner.
    The rate of interest used in calculating net present value shall be the yield (for a comparable time period) on bonds of a utility or industrial, as the case may be, with ratings similar to the ratings of the Non-Defaulting Party as set forth in the most recent edition of Standard & Poor's monthly rating quote.

         13.2.3 The Non-Defaulting Party shall give notice that a liquidation pursuant to this Article 13 has occurred to the Defaulting Party no later than the Business Day following such liquidation, provided that failure to give such notice shall not affect the validity or enforceability of the liquidation or give rise to any claim by the Defaulting Party against the Non-Defaulting Party. Nothing in this
    Section 13.2.3 shall be construed to relieve the Non-Defaulting Party of its obligation to give prior notice of the designation of an Early Termination Date under Section 13.2 above.

         13.2.4 The Parties agree that, for the purpose of this Agreement, a Transaction shall constitute a "forward contract" within the meaning of the United States Bankruptcy Code.

    13.3 Failure to Pay. Notwithstanding any other provision of this Agreement, if either Party fails to pay the other any amounts when due, the other Party shall have the right to (i) suspend performance under this Agreement until such amounts plus interest at the Interest Rate have been paid and/or
(ii) exercise any remedy available at law or in equity to enforce payment of such amount plus interest; provided, however, that if the Defaulting Party, in good faith, shall dispute the amount of any such billing or part thereof and shall pay such amounts as it concedes to be correct, no suspension shall be permitted.

    13.4 Notice. Each Party agrees promptly to notify the other upon becoming aware of any event or circumstance that constitutes an Event of Default.

                                      Article 14
                                     Arbitration

    14.1 Applicability; Selection of Arbitrators. (a) Except as otherwise expressly provided in Section 7.4 and Article 13 of this Agreement, any dispute arising out of or in connection with this Agreement, or its performance including the existence and validity of this Agreement, which cannot be resolved after discussion between the Parties as set forth herein shall be submitted to binding arbitration; provided that where this Agreement provides a specific remedy the arbitrators' authority shall be limited to enforcing the specific remedies. The foregoing shall not limit a Party's rights to elect remedies in accordance with Section 7.4.

    (b) Prior to initiating arbitration hereunder, a Party shall provide the other Party with a written notice of the dispute, a proposed means for resolving the same, and the support for such position. Thereafter, representatives of the Parties shall meet to discuss the matter and attempt in good faith to reach a negotiated resolution of the dispute. If the Parties have not agreed upon a resolution of the dispute within ninety (90) days after the date of the original notice provided under this paragraph, or such other time period as the Parties may agree in writing to allow for discussions ("Negotiation Period"), then at any time after the end of the Negotiation Period, a Party may provide written notice to the other declaring an impasse ("Impasse Notice") and initiating binding arbitration in accordance with the further provisions of this
Article 14.

    (c) Arbitration will be deemed to be initiated when an Impasse Notice, properly addressed and stamped, is deposited with the United States Postal Service. The Party initiating arbitration shall nominate one (1) arbitrator at the same time it initiates arbitration. This nominee shall not be a representative or agent of such Party but may or may not be a CPR panel member and, in any case, shall be reasonably believed by such Party to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to perform arbitral duties competently. The other Party shall nominate one (1) arbitrator within ten (10) calendar days of receiving the notice of arbitration. This nominee shall not be a representative or agent of such Party but may or may not be a CPR panel member and, in any case, shall be reasonably believed by such Party to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to perform arbitral duties competently. The two arbitrators shall appoint a third, neutral arbitrator. The third, neutral arbitrator shall be competent and experienced in matters involving the energy business in the United States, with at least fifteen (15) years of electric industry experience as a practicing attorney, and shall be unaffiliated and without prior financial alliances with any Party, or either of the other arbitrators.

    (d) If the two arbitrators are unable to agree on a third arbitrator within thirty (30) calendar days from initiation of arbitration, then a third arbitrator shall be selected by the CPR Institute for Dispute Resolution ("CPR") with due regard given to the selection criteria above and input from the Parties and other arbitrators. Parties shall undertake to request CPR to complete selection of the third arbitrator no later than sixty (60) calendar days from initiation of arbitration. Costs charged by CPR for this service shall be borne equally by OPC and the MS.

    (e) In the event CPR should fail to select the third arbitrator within sixty (60) calendar days from initiation of arbitration, then any Party may petition a court of competent jurisdiction in Georgia to select the third arbitrator. Due regard shall be given to the selection criteria above and input from the Parties and other arbitrators.

    (f) If prior to the conclusion of the arbitration any arbitrator becomes incapacitated or otherwise unable to serve, then a replacement arbitrator shall be appointed in the manner described above and applicable to the original arbitrator being replaced.

    14.2 Discovery, Hearing. Discovery and other pre-hearing procedures shall be conducted as agreed by the parties, or if they cannot agree, as determined by a majority of the arbitrators. Within fifteen (15) days after completion of discovery, the Party submitting the Impasse Notice initiating arbitration shall submit by overnight delivery to the other Party and the arbitrators a precise statement of the dispute, means of resolving the dispute, and the factual and/or legal support therefor. Within ten (10) days after receiving such statement, the other Party shall submit by overnight mail to the first Party and the arbitrators a precise statement of the alternative means of resolving the dispute and the factual and/or legal support therefor. The Parties shall conduct a hearing no later than sixty (60) days following selection of the third arbitrator, or thirty (30) days after all prehearing discovery has been completed, whichever is later, at which the Parties shall present such evidence and witnesses as they may choose. Hearings for the first arbitration under this Agreement shall be conducted in Atlanta, Georgia; hearings for the second shall be conducted in New York City, New York; and, thereafter, the site of arbitrations shall alternate between the two cities. Arbitration shall be conducted in accordance with the non-administered arbitration rules and procedures of the CPR, except where specifically modified by this Agreement.

    14.3 Decision. The arbitrators shall consider the terms and conditions of this Agreement, and any relevant evidence and testimony, and shall render their decision within thirty (30) calendar days following conclusion of the hearing. The arbitrators' decision will be limited to selecting one of the alternatives specified in the statements of the Parties referred to in
Section 14.2. The decision rendered by a majority of the arbitrators, made in writing, shall be final and binding upon the Parties. Any such decision may be filed in a court of competent jurisdiction and may be enforced by any Party as a final judgment in such court. The arbitrators shall have no authority to award special, exemplary, or consequential damages.

    14.4 Expenses. The expenses of arbitration shall be borne equally by OPC and the MS, except that each Party shall bear the compensation and expenses of its nominated arbitrator, own counsel, witnesses and employees; provided further, that any costs incurred by a Party in seeking judicial enforcement of any decision rendered in writing by the arbitrators, or a majority of the arbitrators, shall be chargeable to and borne exclusively by the Party against whom such court order is obtained.

                                      Article 15
                                    Force Majeure

    15.1 Effect of Force Majeure. If either OPC or MS is rendered unable by an event of Force Majeure to carry out, in whole or part, its obligations hereunder and such Party gives notice and full details of the event to the other Party as soon as practicable after the occurrence of the event, then during the pendency of such Force Majeure but for no longer period, the obligations of the Party affected by the event (other than the obligation to make payments then due or becoming due with respect to performance prior to the event) shall be canceled to the extent required. The Party affected by the Force Majeure shall remedy the Force Majeure with all reasonable dispatch.

                                      Article 1
                                  Material Changes

    16.1 Settlements; Modifications of Certain OPC Contracts. [        ]*

    16.2 Creditworthiness.  (a) [       ]*

    (b)  [       ]*

    (c)  [       ]*

    16.3 Material Changes in Law.  (a)  [       ]*

    (b)  [       ]*

    (c) If OPC and MS are not able to agree upon the appropriate amendment within ninety (90) days after a Party first receives notice of the change from the affected Party, then the terms of the appropriate amendment or, if no amendment can reasonably restore the Parties to their previous position, the appropriate terms of termination including a settlement payment by one Party to the other determined in the manner of Section 13.2 based on the Parties' positions under this

------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

Contract prior to the change in law triggering this Section, shall be determined by arbitration pursuant to Article 14.

    16.4 Effect of Certain Regulation. In the event OPC is or becomes regulated by a federal, state or local regulatory body, and such body shall disallow all or any portion of any costs incurred or yet to be incurred by OPC under any provision of this Agreement, such action shall not operate to excuse OPC from performance of any obligation nor shall such action give rise to any right of OPC to any refund or retroactive adjustment of any amounts payable hereunder.

                                      Article 17
                                    Miscellaneous

    17.1 Assignment.

         17.1.1 General. (a) This Agreement shall be binding upon and inure to the benefit of the permitted successors and permitted assigns of the Parties, except that this Agreement may not be assigned by any Party unless prior consent to such assignment is given in writing by the other Party and, if OPC is then a RUS borrower, the Administrator. Any assignment made without a consent required hereunder shall be void and of no force or effect as against the non-consenting party.

         (b) No sale, assignment, transfer or other disposition permitted by this Agreement shall affect, release or discharge any Party from its rights or obligations under this Agreement, except as may be expressly provided by this Agreement.

         17.1.2 Assignment for Security. (a) Notwithstanding any other provision of this Agreement, a Party, without the other Parties' consent but, if such assigning Party is then a borrower of the RUS, only with the consent of the Administrator, may assign, transfer, mortgage or pledge its interest in this Agreement as security (an "Assignment for Security") for any obligation secured by any indenture, mortgage or similar lien on its system assets without limitation on the right of the secured party to further assign this Agreement, including the assignment to create a security interest for the benefit of the Government, acting through the Administrator, or for the benefit of any third party.

         (b) After any Assignment for Security to the Administrator or other secured party (including any indenture trustee under any indenture securing the obligations of the Party), the Administrator or other secured party, without the approval of the other Parties to this Agreement, may (i) cause this Agreement to be sold, assigned, transferred or otherwise disposed of to a third party pursuant to the terms governing such Assignment for Security, or (ii) if the Administrator or other secured party first acquires this Agreement, sell, assign, transfer or otherwise dispose of this Agreement to a third party; provided, however, that in either case the Party who made the Assignment for Security is in default of its obligations to the Administrator or other secured party that are secured by such security interest.

    17.2 Notices. All notices, requests, statements or payments shall be made as specified in Exhibit 17.2. Notices required to be in writing shall be delivered by letter, facsimile or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the Business Day on which it was transmitted or hand delivered (unless transmitted or hand delivered after the close, in which case it shall be deemed received at the close of the next Business Day). Notice by overnight mail or courier shall be deemed to have been received two (2) Business Days after it was sent. A Party may change its address by providing notice of same in accordance herewith.

    17.3 Applicable Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

    17.4 Survival of Obligations. Upon the expiration of the Parties' delivery, sale and purchase obligations under this Agreement, any monies, penalties or other charges due and owing Seller shall be paid, any corrections or adjustments to payments previously made shall be determined, and any refunds due Buyer made, as soon as practicable. All indemnity and confidentiality obligations and audit rights shall survive the termination of this Agreement in accordance with their respective terms. The Parties' obligations provided in this Agreement shall remain in effect for the purpose of complying with the provisions of this Section.

    17.5 Entire Agreement. This Agreement, together with the attached Exhibits, constitutes the entire agreement between the Parties relating to the subject matter contemplated by this Agreement and supersedes all prior agreements, whether oral or written.

    17.6 No Partnership. Nothing in this Agreement shall ever be deemed to create or constitute a partnership, joint venture or association between the Parties, or to impose a trust or partnership duty, obligation or liability on or with regard to the Parties.

    17.7 Amendment. No amendment or modification to this Agreement shall be enforceable unless reduced to writing and executed by both Parties.

    17.8 Third Parties. The provisions of this Agreement shall not impart rights enforceable by any person or entity not a Party or not a permitted successor or assignee of a Party bound by this Agreement, including OPC's Members or their customers.

    17.9 Waiver. No waiver by any Party of any one or more defaults by the other in the performance of any of the provisions of this Agreement shall be construed as a waiver of any other default or defaults, whether of a like kind or different nature.

    17.10 Character of Sales by OPC. The sale by OPC to MS of OPC Energy under this Agreement does not constitute either a sale, lease, or the dedication of ownership of any Contract Resource.

    17.11 Severability. Subject to the provisions of Article 16, should any provision of this Agreement for any reason be declared invalid or unenforceable by a final, non-appealable order of any court or regulatory body having jurisdiction, such decision shall not affect the validity of the remaining portions of the Agreement, and such portions shall remain in full force and effect as if this Agreement had been executed without the invalid portion. In the event any provision of this Agreement is declared invalid, the Parties shall promptly renegotiate to restore this Agreement as near as possible to its original intent and effect.

    17.12 Headings. The headings used for the Articles and Sections are for convenience and reference purposes only, and shall not be construed to modify, expand, or restrict the provisions of this Agreement.

    17.13 Counterparts. This Agreement may be executed in multiple counterparts to be construed as one effective as of the Effective Date.

    17.14 Non-Participating Members. (a) Exhibit 17.14 lists the EMCs that are Non-Participating Members. Non-Participating Members shall be allocated a portion of Contract Resources and shall have such scheduling and other rights pertaining thereto as are provided in the EMC Contracts.

    (b) In the event during the Term MS or any Affiliate agrees to sell or otherwise furnish Electric Energy to a Non-Participating Member at a cost or price to the Non-Participating Member that is less than the MS Sales Price applicable to such member as identified on Exhibit 5.3, under a full requirements contract for a period of at least one calendar year, and containing material terms that are comparable to this Agreement, then, for the period of time applicable under the Non-Participating Member's contract, the MS Sales Price reflected on Exhibit 5.3 for each EMC Customer shall be adjusted downward to reflect a price per MWh for that EMC Customer which equals the product of
(i) such EMC Customer's original price, as listed on Exhibit 5.3, multiplied by
(ii) a fraction, the numerator of which is the price per MWh offered to the Non-Participating Member, and the denominator of which is the original price for such Non-Participating Member as listed on Exhibit 5.3.

    17.15 Further Assurances. If any Party reasonably determines or is reasonably advised that any further instruments or any other things are necessary or desirable to carry out the terms of the Agreement, the other Parties shall execute and deliver all such instruments and assurances and do all things reasonably necessary and proper to carry out the terms of this Agreement.

    17.16 RUS Approval. OPC shall use its best reasonable efforts to obtain RUS approval of this Agreement.

    17.17 Other. MS agrees that if at any time during the Term it is asked to supply Electric Energy to any OPC member cooperative (other than indirectly as contemplated herein, including supplies to Customer Choice Customers under
Section 2.5) then MS shall either (i) decline to supply such Electric Energy or
(ii) offer to supply such Electric Energy through OPC or its designee.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers and copies delivered to each Party.

OGLETHORPE POWER CORPORATION



By: /s/ T. D. Kilgore                       Attest: /s/ Patricia L. Nash
  ------------------------------------------        --------------------------
       T. D. Kilgore                                Patricia L. Nash
Title: President and Chief Executive Officer Title: Assistant Secretary


MORGAN STANLEY CAPITAL GROUP INC.


By: /s/ Neal A. Shear                     Attest: /s/ Simon T. W. Greenshields
  ----------------------------------------        ---------------------------
       Neal A. Shear                              Simon T. W. Greenshields
Title: President                           Title: Vice President

                                      SCHEDULE A

                                     Definitions

    "Administrator" means the Administrator of RUS.

    "Affiliate" means, with respect to any person, any other person (other than an individual) that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For this purpose, "control" means the direct or indirect ownership interest of more than fifty (50) percent of the outstanding capital stock or other equity interests having ordinary voting power.

    "Aggregate OPC Load" shall mean the sum of the Minimum OPC Obligation and the Incremental Quantity, if any.

    "Assignment for Security" has the meaning specified in Section 17.1.2.

    "Available Contract Resource" means any Contract Resource that OPC has not designated in accordance with the provisions of Sections 2.3 and 2.4 to be an Unavailable Contract Resource.

    "Bankruptcy Proceeding" means, with respect to a Party, that such Party
(i) makes any general assignment or any general arrangement for the benefit of creditors, (ii) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy or similar law for the protection of creditors, or has such a petition involuntarily filed against it and such petition is not withdrawn or dismissed within thirty (30) days after such filing, (iii) otherwise becomes bankrupt or insolvent (however evidenced), (iv) is unable (or admits in writing its inability) generally to pay its debts as they fall due, (v) is dissolved (other than pursuant to a consolidation, acquisition, amalgamation or merger),
(vi) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, acquisition, amalgamation or merger), (vii) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for all or substantially all of its assets, (viii) has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter, (ix) causes or is subject to any event with respect to which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (viii) (inclusive); or (x) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

    "Big Rivers" means the Contract Resource of that name having the pricing characteristics and constraints set forth in Exhibit 3.1, which is generally modeled on power purchase agreements between OPC and Big Rivers Electric Corporation, dated as of July 19, 1989, December 17, 1990, and March 12, 1992.

    "Block Power Sale Agreement" means Power Sale Agreement dated as of November 11, 1990, between Georgia Power Company and OPC.

    "Business Day" means a day on which the Federal Reserve Member Banks in New York City are open for business; and a Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for each Party's principal place of business.

    "Buyer" means either MS or OPC, as the case may be, when it is the Party who is obligated to purchase and receive, or cause to be received, Electric Energy in connection with a sale hereunder.

    "Claims" means all claims or actions, threatened or filed and whether groundless, false or fraudulent, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys' fees and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

    "Commencement Date" shall have the meaning set forth in Section 6.1.

    "Computer Tapes" has the meaning specified in Section 7.3.

    "Confidential Information" means this Agreement and any other written data or information (or an oral communication if the party requesting confidentiality for such oral communication promptly confirms such communication in writing) which is privileged, confidential or proprietary or which constitutes a trade secret under the Georgia Trade Secrets Act of 1990, except information which
(i) is a matter of public knowledge at the time of its disclosure or is thereafter published in or otherwise ascertainable from any source available to the public without breach of this Agreement, (ii) constitutes information which is obtained from a third party (who or which is not an Affiliate of one of the Parties) other than by or as a result of unauthorized disclosure, or (iii) prior to the time of disclosure had been independently developed by the receiving Party or its Affiliates not utilizing improper means.

    "Contract Price" means the price in United States dollars (per MWh) to be paid by Buyer to Seller for the purchase of Electric Energy that is Nominated or Scheduled pursuant to this Agreement.

    "Contract Quantity" means the amount of Electric Energy that Seller agrees to sell and deliver, or cause to be delivered, to Buyer and Buyer agrees to purchase and receive, or cause to be received, from Seller pursuant to the terms of this Agreement.

    "Contract Resource" means the capacity entitlement or other rights as defined in Exhibit 3.1 under which MS (or, with respect to the AEC Resource,
OPC) has the right to Nominate Electric Energy during the Term, [       ]*


------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

    "Contract Resource Constraint" means, with respect to a particular Contract Resource, a specified operating characteristic, requirement, or constraint, including heat rate, capacity, minimum down time, or scheduled maintenance,
[    ]*.  All the Resource Constraints applicable to each Contract Resource are set forth in Exhibit 3.1.

    "Contract Year" means the twelve month period beginning April 1 of the Contract Year, except that Contract Year 1997 shall extend for eleven months beginning May 1, 1997 (with appropriate adjustments during 1997 of quantities stated in this Agreement as yearly (twelve-month) numbers to reflect eleven months for the first Contract Year).

    "Control Area" means an electric power system or combination of electric power systems to which a common automatic generation control scheme is applied.

    "CPR" has the meaning specified in Section 14.1(d).

    "CPT" means Central Prevailing Time and refers to the time in effect in the Central Time Zone of the United States, whether Central Standard Time or Central Daylight Savings Time.

    "Credit Assurances" means a letter of credit, third-party guarantee, collateral or other form of credit support which the Party entitled to request such financial assurances determines to be satisfactory in its sole discretion; provided, that the amount of Credit Assurances that may be required shall be commercially reasonable and shall not exceed the amount that would be due to the Unaffected Party under Section 13.2.1 in the event of a default, as reasonably determined by the Unaffected Party.

    "CSA" means that certain Coordination Services Agreement between Georgia Power Company and Oglethorpe Power Corporation (An Electric Membership Generation and Transmission Corporation), dated as of November 12, 1990, as amended from time to time.

    "Customer Choice Customer" means a retail customer or prospective customer of an EMC Customer which has a choice of supplier under Georgia law as defined under the Georgia Territorial Electric Services Act, as in effect on the Effective Date and exclusive of any subsequent changes or amendments, but shall not include any such retail customer whose requirements are served by an EMC Customer as a part of homogenous load.

    "Customer Choice Load" means the Electric Energy requirements of Customer Choice Customers.

    "Customer Choice Price" means the price applicable to a particular Customer Choice Load, as established by the Parties pursuant to Section 2.5.

    "Defaulting Party" has the meaning specified Section 13.1.

    "Delivery Point" means, as specified by MS, either Level B-1 or a Point of Interconnection.


-----------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

    "Dispatchable Contract Resources" means the Contract Resources that are so designated in Exhibit 2.2.

    "Early Termination Date" has the meaning specified in Section 13.2.

    "Effective Date" has the meaning specified in Section 6.1.

    "Electric Energy" means energy in the form of electricity expressed in megawatt-hours (MWh) (or in kilowatt-hours when energy is measured at the points of delivery to the EMCs).

    "EMC" means an electric membership corporation as defined in
Section 46-3-171(3) of the Georgia Electric Membership Corporation Act.

    "EMC Contract" means one of those certain Amended and Restated Wholesale Power Contracts between OPC and an EMC, which contract is dated as of August 1, 1996, as restated and/or amended from time to time.

    "EMC Customer" means an electric corporation that is a member of OPC and which is not a Non-Participating Member. EMC Customers are listed in
Exhibit 1.62.

    "EMC Metering Point" means that certain point at which deliveries of Electric Energy to each EMC, respectively, are measured and received pursuant to the EMC Contracts.

    "Energy Cost" with respect to the OPC Energy in question shall be as defined in Section 5.1.

    "Entergy" means the Contract Resource of that name having the pricing characteristics and constraints set forth in Exhibit 3.1, which is generally modeled on a power purchase agreement between OPC and Entergy Corporation, dated as of October 11, 1990, and April 23, 1992, as amended September 29, 1992 and February 25, 1993, respectively.

    "EPT" means Eastern Prevailing Time and refers to the time in effect in the Eastern Time Zone of the United States, whether Eastern Standard Time or Eastern Daylight Savings Time.

    "Equitable Defenses" means bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and with regard to equitable remedies, the discretion of the court before which proceedings to obtain the same may be pending.

    "Event of Default" has the meaning specified in Section 13.1.

    "FERC" means the Federal Energy Regulatory Commission or any successor agency which enforces the Federal Power Act, as amended from time to time.

    "Force Majeure" means an event which is not within the reasonable control of the Party (or, in the case of third party obligations or facilities, the third party) claiming suspension (the "Claiming Party"), and which by the exercise of due diligence the Claiming Party is unable to overcome in a commercially reasonable manner or obtain or cause to be obtained a commercially reasonable substitute performance therefor. Force Majeure includes, but is not
restricted to: [       ]*

    "FPC" means the Contract Resource of that name having the pricing characteristics and constraints set forth in Exhibit 3.1, which is generally modeled on a power purchase agreement between OPC and Florida Power Corporation, dated January 26, 1994.

    "Government" means the United States Government.

    "GPC" means Georgia Power Company.

    "GSOC" means Georgia System Operations Corporation, a non-profit corporation organized under the laws of the State of Georgia, or any successor thereto.

    "GTC" means Georgia Transmission Corporation, an electric membership corporation organized and existing under Title 46 of the Official Code of Georgia Annotated, or any successor thereto.

    "Hartwell Resource" means the Contract Resource of that name having the pricing characteristics and constraints set forth in Exhibit 3.1, which is generally modeled upon Plant Hartwell.

    "Impasse Notice" has the meaning specified in Section 14.1(b).

    "Incremental Quantity" means the quantity of Electric Energy supplied by MS under this Agreement (excluding Customer Choice Load), which is in excess of the Minimum OPC Obligation.

    "Integrated Transmission System" or "ITS" means the Transmission Facilities as defined in the Revised and Restated Integrated Transmission System Agreement between Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) and Georgia Power Company, dated as of November 12, 1990, as amended from time to time.

    "Interest Rate" means the Prime Rate plus two percent, or the maximum lawful rate permitted by applicable Law, whichever is less.

    "Interface Capability" means, with respect to any Interface Delivery Point at any time, the amount of Electric Energy that GTC has the right to cause to be transferred from the ITS to the transmission system of an interconnected utility or transferred from the transmission system of an interconnected utility to the ITS, in each case as determined in accordance with the ITSA.

    "Interface Delivery Point" means a Delivery Point that is a Point of Interconnection listed on Exhibit 4.1(c).

    "Interruptible Load" means any load that can be interrupted in a power control center.


------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

    "Interval" has the meaning set forth in Section 2.1(a).

    "Intraday" means occurring within the 24-hour period beginning with the start of the first Interval of a Day, which begins at 11:00 p.m. EPT of the prior calendar day, as set forth in Section 2.1(a).

    "ITS" means the Integrated Transmission System as described more fully in the ITSA.

    "ITS Loss Factor" means the EMC transmission loss factor determined from time to time pursuant to the ITSA applicable to deliveries of Electric Energy from any point on the ITS to any EMC Metering Point, which loss factor is currently 3.7271% with respect to Electric Energy delivered for OPC Load or 3.00% with respect to all other Electric Energy.

    "ITSA" means the Revised and Restated Integrated Transmission System Agreement between Oglethorpe Power Corporation (An Electric Membership Generation and Transmission Corporation) and Georgia Power Company, dated as of November 12, 1980, as amended from time to time.

    "Law" means any law, rule, regulation, order, writ, judgment, decree or other legal or regulatory determination by a court, regulatory agency or governmental authority of competent jurisdiction.

    "Legal Proceeding" means any suit, proceeding, judgment, ruling or order by or before any court or any governmental authority.

    "Level B-1" means the high side of the step-up transformer of a generating plant that is an Contract Resource, or other input to the transmission system (other than Points of Interconnection), either of which interconnects directly into the ITS. Exhibit 1.43 illustrates Level B-1.

    "LPM" means LG&E Power Marketing Inc.

    "Members" means all the EMC members of OPC.

    "Minimum OPC Obligation" for any particular Interval, shall be the amount
of Electric Energy, as set forth for such Interval in Exhibit 2.1(a) [       ]*,
which OPC is obligated to take and pay for, or pay for if available whether taken or not.

    "MS" means Morgan Stanley Capital Group Inc., or any successor thereto.

    "MS Sales Price" means, with respect to each EMC Customer, the price for Electric Energy set forth for the applicable period in Exhibit 5.3.

    "MS Schedule" means the complete schedule of supply sources Nominated by MS from Contract Resources or other sources available to MS for each of the
Intervals in a succeeding day  [      ]* on the day such schedule is submitted.


------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

    "MS's Share of OPC Load" means the portion of OPC Load that MS is entitled to serve under this Agreement and any agreement to serve Customer Choice Load.

    "Must Run Contract Resources" means the Contract Resources that are so designated in Exhibit 2.2.

    "MWh" means megawatt-hour.

    "Negotiation Period" has the meaning specified in Section 14.1(b).

    "NERC" means the North American Electric Reliability Council.

    "Nominate" or "Nominated" means that MS has notified or notifies OPC of specified amounts of Electric Energy that MS desires to purchase, sell or both based on designated Contract Resources during specified Intervals during the Term in accordance with Section 2.3; provided, that any such Nomination must be consistent with the terms of this Agreement, the characteristics of the Contract Resources as specified in Exhibit 3.1, and the Administrative Procedures.

    "Non-Defaulting Party" has the meaning specified in Section 13.2.

    "Non-Participating Member" means any of the EMCs listed in Exhibit 17.17.

    "Non-Peak Season" means, for any calendar year, the remaining period of the calendar year not included within the Peak Season.

    "NTCDO" or "Non-Territorial Contractual Delivery Obligations" means an obligation, based on a quantity of capacity, energy, or both, which an ITS participant is contractually committed to deliver or make available from or through the ITS to a nonterritorial entity, as further defined in the ITSA.

    "Notifying Party" has the meaning specified in Section 13.1.1.

    "OASIS" means Open Access Same-Time Information System, the information system and standards of conduct contained in Part 37 of the FERC's regulations (18 C.F.R. Part 37), as amended from time to time.

    "Offsystem Contract Resources" means one or more of Big Rivers, Entergy and FPC.

    "OPC Contracts" means, as of a particular date, all EMC Contracts, the CSA, the ITSA, other contracts, operating procedures and understandings (whether written or oral, and if oral, written statements of the terms thereof) in effect on such date affecting OPC's rights and obligations with respect to Contract Resources and to the ITS.

    "OPC Energy" means all of the available Electric Energy which OPC owns, purchases or otherwise has a right to take from plants or contracts on which Contract Resources are modeled.

    "OPC Load" means, as of a particular Interval, the entire Electric Energy requirements (including the requirements of any retail customer with a choice of supplier under applicable Law, which customer is being served by an EMC Customer as of the Effective Date) of OPC (including requirements for its offices, station service, and off-system sales to third parties) and the EMC Customers
listed in Exhibit 1.62, measured at each EMC Metering Point [       ]*

    "OPC Restructuring" means the transaction by which OPC restructured to divide its business and assets into three specialized companies and, among other things, place its transmission assets into GTC.

    "Operational Deficiency Penalty" shall have the meaning specified in
Section 2.7(c).

    "Other Power Marketer" means the Power Marketer other than MS, i.e., LPM or its successor(s).

    "Other Records" has the meaning specified in Section 7.3.

    "Party" means OPC or MS, as applicable, including permitted assignees of each pursuant to this Agreement.

    [       ]*

    "Plant Hartwell" means simple cycle gas turbine Units 1 and 2, as described in the power purchase agreement between OPC and Hartwell Energy Limited Partnership, which is the generating unit underlying the Hartwell Contract Resource.

    "Plant Hatch" means the Edwin I. Hatch Nuclear Plant, consisting of two nuclear generating facilities (and associated common facilities) having a current name plate capacity of 810 MW for Unit 1 and 820 MW for Unit 2, but shall not include the planned uprate as approved by OPC on November 11, 1996.

    "Plant Scherer" means the Robert W. Scherer Plant, consisting of two coal generating facilities (and associated common facilities) having a current total name plate capacity (including interests of all owners) of 818 MW for Unit 1 and 818 MW for Unit 2.

    "Plant Vogtle" means the Alvin W. Vogtle Nuclear Plant, consisting of two nuclear generating facilities (and associated common facilities) having a current total name plate capacity (including interests of all owners) of 1160 MW for Unit 1 and 1160 MW for Unit 2.

    "Plant Wansley" means the Hal B. Wansley Plant, consisting of two coal generating facilities (and associated common facilities) having a current total name plate capacity (including interests of all owners) of 865 MW for Unit 1 and 865 MW for Unit 2.


------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

    "Point of Interconnection" means any point of interconnection between the ITS and the transmission facilities of an interconnected utility, electric cooperative or other transmission owner or operator, as set forth on
Exhibit 4.1. In the case of imports to the ITS, the Point of Interconnection will be to and through the interface; in the case of exports from the ITS, the Point of Interconnection will be to and through the interface.

    "Power Marketer" means a third party who is authorized by the FERC to sell Electric Energy at market-based, negotiated rates, and with whom OPC has contracted as of the Effective Date on a long-term basis for the purchase of Electric Energy required to supply all or a portion of OPC Load not supplied under this Agreement.

    "Prime Rate" means for any date, the per annum rate of interest announced from time to time by Citibank, N.A., as its "prime" rate for commercial loans, effective for such date as established from time to time by such bank.

    "Prudent Utility Practice" means any of the practices, methods and acts engaged in or approved by a significant portion of the electric industry during the relevant time period, or any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at lowest reasonable cost consistent with good business practices, reliability, safety, and expedition. Prudent Utility Practice is not intended to be limited to the optimum practice, method or act, to the exclusion of all others, but rather to include a spectrum of possible practices, methods, or acts generally acceptable in the region in light of the circumstances.

    "Qualifying Facility" means a facility as defined in Section 210 of the Public Utilities Regulatory Policy Act of 1978, as amended, and applicable FERC regulations promulgated thereunder.

    "Regulatory Approvals" means all current and future valid and applicable orders, approvals, consents, authorizations, permits or certificates issued by any courts or regulatory bodies (state or federal) having jurisdiction over a Party, this Agreement, or the performance hereof.

    "Replacement Price" has the meaning specified in Section 2.6(a).

    "Representatives" has the meaning specified in Section 7.1.

    "Rocky Mountain" means the Rocky Mountain Pumped Storage Hydroelectric Generating Facility.

    "RUS" means the Rural Utilities Service of the United States Department of Agriculture.

    "Sales Price" has the meaning specified in Section 2.6(b).

    "Scheduling," "Scheduled" or "Schedule" means or relates to the acts of Seller, Buyer and their designated representatives, including each Party's Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity of Electric Energy to be delivered in each Interval on any given day or days at a specified Delivery Point.

    "Seller" means either MS or OPC, as the case may be, when it is the Party who is obligated to sell and deliver, or cause to be delivered, Electric Energy.

    "SEPA" means the Southeastern Power Administration, a federal agency of the United States Government, or any successor.

    "SEPA Contracts" means those certain power purchase and sale agreements between each EMC and SEPA pursuant to which each EMC Customer purchases Electric Energy from SEPA.

    "SEPA Energy" means the aggregate amount of Electric Energy Scheduled for delivery to the EMC Customers pursuant to the SEPA Contracts.

    "SEPA Energy Allocation Schedule" shall have the meaning specified in
Section 3.10.

    "SERC" means the Southeastern Electric Reliability Council or any successor.

    "Statement" has the meaning specified in Section 8.1.

    "Supply" has the meaning specified in Section 2.1(a).

    "Taxes" means any or all ad valorem, property, occupation, severance, generation, first use, conservation, Btu or energy, transmission, utility, gross receipts, privilege, sales, use, consumption, excise, lease, transaction, and other or new Taxes, governmental charges, licenses, fees, permits and assessments, or increases therein, other than taxes based on net income or net worth.

    "Term" has the meaning specified in Article 6.

    "Termination Date" has the meaning specified in Article 6.

    "Transaction" has the meaning specified in Section 13.2.1.

    "Transmission Provider" means the entity or entities transmitting Electric Energy on behalf of Seller or Buyer to or from the Delivery Point(s) in connection with a particular purchase or sale.

    "Unavailable Contract Resource" means any Contract Resource that OPC has designated in accordance with the provisions of Sections 2.3 and 2.4 as not available to MS during a particular Interval for the purchase or delivery of Electric Energy under this Agreement.

    "Wansley Coal" means the two coal generating facilities located at Plant Wansley.

    "Wansley CT" means the gas-fired combustion turbine located at Plant
Wansley.

                                  EXHIBIT 1.43

                                                           Exhibit 1.43
                                                           Page 1 of 1

                               Level B-1 Diagram





                                    [Chart]

                                 EXHIBIT 1.62

                                                            Exhibit 1.62
                                                            Page 1 of 1

                        Electric Membership Corporations
                           EMC Customer Participants

EMC NAME                                          PARTICIPANT                 TERM
-----------------------------------------------  -------------  --------------------------------
ALTAMAHA EMC...................................          Yes    8 years
AMICALOLA EMC..................................          Yes    8 years
CANOOCHEE EMC..................................          Yes    8 years
CARROLL EMC....................................          Yes    8 years
CENTRAL GEORGIA EMC............................          Yes    50% years (1-5) 25% years (6-8)
COASTAL EMC....................................          Yes    8 years
COBB EMC.......................................          Yes    8 years
COLQUITT EMC...................................          Yes    8years
COWETA-FAYETTE EMC.............................          Yes    7 years
EXCELSIOR EMC..................................          Yes    8 years
FLINT EMC......................................          Yes    8 years
GRADY EMC......................................          Yes    50% years (1-4) 25% years (5-6)
GREYSTONE POWER CORPORATION, AN EMC............          Yes    8 years
HABERSHAM EMC..................................          Yes    8 years
HART EMC.......................................          Yes    8 years
IRWIN EMC......................................          Yes    8 years
JACKSON EMC....................................          Yes    8 years
JEFFERSON EMC..................................          Yes    8 years
LAMAR EMC......................................          Yes    8 years
LITTLE OCMULGEE EMC............................          Yes    8 years
MIDDLE GEORGIA EMC.............................          Yes    8 years
MITCHELL EMC...................................          Yes    50% years (1-4) 25% years (5-6)
OCMULGEE EMC...................................          Yes    8 years
OCONEE EMC.....................................          Yes    8 years
OKEFENOKE RURAL EMC............................          Yes    8 years
PATAULA EMC....................................          Yes    8 years
PLANTERS EMC...................................          Yes    8 years
RAYLE EMC......................................          Yes    8 years
SATILLA RURAL EMC..............................          Yes    8 years
SAWNEE EMC.....................................          Yes    6 years
SLASH PINE EMC.................................          Yes    8 years
SNAPPING SHOALS EMC............................          Yes    8 years
SUMTER EMC.....................................          Yes    8 years
THREE NOTCH EMC................................          Yes    50% years (1-4) 25% years (5-6)
TRI-COUNTY EMC.................................          Yes    8 years
TROUP EMC......................................          Yes    8 years
UPSON COUNTY EMC...............................          Yes    8 years
WALTON EMC.....................................          Yes    8 years
WASHINGTON EMC.................................          Yes    8 years
STERLING.......................................          Yes    3 years

Percentages are based on Total Member System Load
Percentages are 50% unless otherwise noted
Note that years indicated refer to Contract Year, not calendar years

                             Exhibit 2.1(a)                     Exhibit 2.1(a)
                                                                        1 of 1
                               TOTAL OPC
                Minimum OPC Obligations and Intervals
            (Prior to Deduction of SEPA Energy Allocation)



                        MINIMUM ENERGY TAKE PER BLOCK (MWH)
              ----------------------------------------------------------------
MONTH          BLOCK 1    BLOCK 2    BLOCK 3    BLOCK 4    BLOCK 5    BLOCK 6
------------  ---------  ---------  ---------  ---------  ---------  ---------
Start.......  he00h00    he04h00    he08h00    he12h00    he16h00    he20h00
End.........  he00300    he07h00    he11h00    he15h00    he19h00    he2300


                           RATE OF DELIVERY (MWH PER HOUR)
             ----------------------------------------------------------------
   MONTH      BLOCK 1    BLOCK 2    BLOCK 3    BLOCK 4    BLOCK 5    BLOCK 6
-----------  ---------  ---------  --------   ---------  ---------  ---------
Start......   he00h00    he04h00    he08h00    he12h00    he16h00    he20h00
End........   he00300    he07h00    he11h00    he15h00    he19h00    he2300


[                          1 full page of omitted text                      ]*







-----------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                                 EXHIBIT 2.1b
                                                              Exhibit 2.1b
                                                              Page 1 of 1

                            SEPA Allocation by EMC

ALTAMAHA EMC........................................................     1.7751%
AMICALOLA EMC.......................................................     1.8830%
CANOOCHEE EMC.......................................................     1.5114%
CARROLL EMC.........................................................     2.7764%
CENTRAL GEORGIA EMC.................................................     2.1481%
COASTAL EMC.........................................................     0.5013%
COBB EMC............................................................     6.1940%
COLQUITT EMC........................................................     6.3032%
COWETA-FAYETTE EMC..................................................     2.1214%
EXCELSIOR EMC.......................................................     1.4484%
FLINT EMC...........................................................     9.1362%
GRADY EMC...........................................................     1.7130%
GREYSTONE POWER CORPORATION, AN EMC.................................     5.0254%
HABERSHAM EMC.......................................................     1.6654%
HART EMC............................................................     3.0815%
IRWIN EMC...........................................................     1.3618%
JACKSON EMC.........................................................     7.8149%
JEFFERSON EMC.......................................................     2.2603%
LAMAR EMC...........................................................     1.1017%
LITTLE OCMULGEE EMC.................................................     1.2876%
MIDDLE GEORGIA EMC..................................................     0.9900%
MITCHELL EMC........................................................     2.9555%
OCMULGEE EMC........................................................     1.3503%
OCONEE EMC..........................................................     1.2995%
OKEFENOKE RURAL EMC.................................................     1.5477%
PATAULA EMC.........................................................     0.5312%
PLANTERS EMC........................................................     1.6832%
RAYLE EMC...........................................................     1.7021%
SATILLA RURAL EMC...................................................     4.9836%
SAWNEE EMC..........................................................     3.1356%
SLASH PINE EMC......................................................     0.7851%
SNAPPING SHOALS EMC.................................................     3.1806%
SUMTER EMC..........................................................     1.8488%
THREE NOTCH EMC.....................................................     1.9896%
TRI-COUNTY EMC......................................................     1.0197%
TROUP EMC...........................................................     1.9222%
UPSON COUNTY EMC....................................................     0.7476%
WALTON EMC..........................................................     4.8946%
WASHINGTON EMC......................................................     2.3232%

                             Exhibit 2.1(c)                     Exhibit 2.1(c)
                               [         ]                             1 of 41
                     Minimum OPC Obligations and Intervals
        (Net of Morgan Stanley's Initial Forecast SEPA Energy Allocation)



                              MINIMUM ENERGY TAKE PER BLOCK (MWH)
              ----------------------------------------------------------------
MONTH          BLOCK 1    BLOCK 2    BLOCK 3    BLOCK 4    BLOCK 5    BLOCK 6
------------  ---------  ---------  ---------  ---------  ---------  ---------
Start.......  he00h00    he04h00    he08h00    he12h00    he16h00    he20h00
End.........  he00300    he07h00    he11h00    he15h00    he19h00    he2300


                               RATE OF DELIVERY (MWH PER HOUR)
                ---------------------------------------------------------------
MONTH            BLOCK 1    BLOCK 2    BLOCK 3   BLOCK 4    BLOCK 5    BLOCK 6
------------    ---------  ---------  --------  ---------  ---------  ---------
Start.......   he00h00    he04h00    he08h00   he12h00    he16h00    he20h00
End.........   he00300    he07h00    he11h00   he15h00    he19h00    he2300

[                             41 pages of omitted text                      ]*





---------------------
*Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                                    EXHIBIT 2.2

                                                               Exhibit 2.2
                                                               Page 1 of 1

                             Dispatchable and Must Run
                                 Contract Resources

DISPATCHABLE RESOURCES
----------------------

Rocky Mountain Unit #1
Rocky Mountain Unit #2
Rocky Mountain Unit #3
Scherer Unit #1
Scherer Unit #2
Wansley Unit #1
Wansley Unit #2
Wansley CT
GPC Block #1
GPC Block #2
GPC Block #4
GPC Block #5
GPC Block #6
Big Rivers LT Power Purchase Agreement
Entergy LT Power Purchase Agreement
Hartwell Unit #1
Hartwell Unit #2
Florida Power Corporation Power Purchase Agreement

MUST RUN RESOURCES
------------------

Hatch Unit #1
Hatch Unit #2
Vogtle Unit #1
Vogtle Unit #2
Harrison Unite #1
Harrison Unit #2
QF's (Southwire, Herschel Webster, Georgia Waste Systems, Inc., Southeast Paper Manufacturing Co., Spartan Mills)

                                  Exhibit 2.5(c)

                         [                              ]*






------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                                  Exhibit 3.1

                                                          Exhibit 3.1
                                                          Page 1 of 23

                        Contract Resources and Constraints

                  [                                             ]*

Characteristics & Constrants

[                        23 pages of omitted text                         ]*






---------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                                   Exhibit 3.6

                                                               Exhibit 3.6
                                                               Page 1 of 1

                             [                      ]*





-----------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                                                                   2 pages

                                  EXHIBIT 3.11

                          INTRADAY SETTLEMENT EXAMPLE

    The intraday settlement process involves settlement of individual EMC purchases above and below their respective shares of the aggregate quantities sold and delivered by OPC for each hour and interval. It is anticipated that the process should follow these steps:




                   [      1.5 pages of omitted text      ]*






-----------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                                 Exhibit 4.1


                                                             Exhibit 4.1
                                                             Page 1 of 1

                          POINTS OF INTERCONNECTION

                         Alabama Electric Cooperative
                           Florida Power Corporation
                        Florida Power and Light Company
                             Duke Power Company
                             Georgia ITS Members
                        Jacksonville Electric Authority
                    South Carolina Electric and Gas Company
                    South Carolina Public Service Authority
                               Southern Companies
                         Tallahassee Electric Department
                           Tennessee Valley Authority

                                   Exhibit 4.1(c)
                                                             Exhibit 4.1(c)
                                                             Page 1 of 1

                              INTERFACE DELIVERY POINTS

                             Alabama Electric Cooperative
                               Florida Power Corporation
                            Florida Power and Light Company
                                  Duke Power Company
                            Jacksonville Electric Authority
                        South Carolina Electric and Gas Company
                        South Carolina Public Service Authority
                                   Southern Companies
                            Tallahassee Electric Department
                              Tennessee Valley Authority

                               Exhibit 4.11(a)
                                                              Exhibit 4.11(a)
                                                              Page 1 of 4
                              OPC Allocation of
               First Contingency Total Transfer Capability (FCTTC)
                       Under Normal Operating Conditions
                        1997 Planning Values for Imports
                             Effective January 1997


                                          FCTTC (MW)
INTERFACE WITH GEORGIA ITS                TO GEORGIA ITS

                                                               JAN-FEB       MAR-MAY       JUN-SEP      OCT-NOV       DEC
                                                             -----------  -------------  -----------  -----------     ---
Florida....................................................         581           442           442          442         581
Alabama Power..............................................         690           690          *690         *690        *690
Duke Power.................................................         444           517           346          517         463
SC Public Service Authority................................          44            67            61           67          58
SC Electric and Gas........................................         133           133           133          133         133
Savannah Power.............................................          49            49           *49          *49         *49
Gulf Power.................................................         163           163          *163         *163        *163
Tennessee Valley Authority.................................         304           194           250          194         223
 Purchase from GPC.........................................          70            70            70           70          70
                                                                    ---           ---           ---          ---         ---
 Total.....................................................         374           264           320          264         293
Alabama Electric Cooperative...............................          20            20            20           20          20

This exhibit only reflects the current allocation of FCTTC and does not reflect future sales, purchases, construction of future or retirement of existing facilities. Additionally, this exhibit does not reflect firm transactions, Transmission Reliability Margins, or operational constraints, which can be significant at times.

*These values have not been calculated for these time periods and are subject to change.

All values are subject to change due to VAST and VST study results.

                               Exhibit 4.11(a)
                                                              Exhibit 4.11(a)
                                                              Page 2 of 4
                              OPC Allocation of
               First Contingency Total Transfer Capability (FCTTC)
                       Under Normal Operating Conditions
                        1997 Planning Values for Exports
                             Effective January 1997


                                     FCTTC (MW)
Interface with Georgia ITS           From Georgia ITS

                                                                      JAN-FEB       MAR-MAY       JUN-SEP      OCT-NOV       DEC
                                                                    -----------  -------------  -----------  -----------     ---
Florida...........................................................         837           837           837          837         837
 Sale to GPC......................................................          61            61            61           61          61
                                                                           ---           ---           ---          ---         ---
 Total............................................................         776           776           776          776         776
Alabama Power.....................................................         282           282          *282         *282        *282
Duke Power........................................................         678           154           263          154         410
SC Public Service Authority.......................................          35            23            50           23          60
SC Electric and Gas...............................................         228             0           228            0         190
Savannah Power....................................................           4             4            *4           *4          *4
Gulf Power........................................................          30            30           *30          *30         *30
Tennessee Valley Authority........................................         298           314           302          314         310
Alabama Electric Cooperative......................................          48            48            48           48          48

This exhibit only reflects the current allocation of FCTTC and does not reflect future sales, purchases, construction of future or retirement of existing facilities. Additionally, this exhibit does not reflect firm transactions, Transmission Reliability Margins, or operational constraints, which can be significant at times.

*These values have not been calculated for these time periods and are subject to change.

All values are subject to change due to VAST and VST study results.

                               Exhibit 4.11(a)
                                                              Exhibit 4.11(a)
                                                              Page 3 of 4
                       GTC's Current Interface Capability
                       Under Normal Operating Conditions
                        1997 Planning Values for Imports
                             Effective January 1997

                                            Capability (MW)
Interface with Georgia ITS                  To Georgia ITS

                                                                      JAN-FEB       MAR-MAY       JUN-SEP      OCT-NOV       DEC
                                                                    -----------  -------------  -----------  -----------     ---
Florida...........................................................         546           407           357          357         496
Alabama Power.....................................................         640           640          *640         *640        *640
Duke Power........................................................         373           446           276          446         393
SC Public Service Authority.......................................          44            67            61           67          58
SC Electric and Gas...............................................         133           133           133          133         133
Savannah Power....................................................          49            49           *49          *49         *49
Gulf Power........................................................         163           163          *163         *163        *163
Tennessee Valley Authority........................................         195            85           142           85         114
Alabama Electric Cooperative......................................          20            20            20           20          20

This exhibit only reflects the current allocation of FCTTC and does not reflect future sales, purchases, construction of future or retirement of existing facilities. Additionally, this exhibit does not reflect operational constraints which can be significant at times.

*These values have not been calculated for these time periods and are subject to change.

All values are subject to change due to VAST and VST study results.

                               Exhibit 4.11(a)
                                                              Exhibit 4.11(a)
                                                              Page 4 of 4
                       GTC's Current Interface Capability
                       Under Normal Operating Conditions
                        1997 Planning Values for Exports
                             Effective January 1997


                                                      Capability (MW)
Interface with Georgia ITS                            From Georgia ITS

                                                                      JAN-FEB       MAR-MAY       JUN-SEP      OCT-NOV       DEC
                                                                    -----------  -------------  -----------  -----------     ---
Florida...........................................................         751           751           751          751         751
Alabama Power.....................................................         282           282          *282         *282        *282
Duke Power........................................................         678           154           263          154         410
SC Public Service Authority.......................................          35            23            50           23          60
SC Electric and Gas...............................................         228             0           228            0         190
Savannah Power....................................................           4             4            *4           *4          *4
Gulf Power........................................................          30            30           *30          *30         *30
Tennessee Valley Authority........................................         298           314           302          314         310
Alabama Electric Cooperative......................................          48            48            48           48          48

This exhibit only reflects the current allocation of FCTTC and does not reflect future sales, purchases, construction of future or retirement of existing facilities. Additionally, this exhibit does not reflect operational constraints which can be significant at times.

*These values have not been calculated for these time periods and are subject to change.

All values are subject to change due to VAST and VST study results.

                              EXHIBIT 4.11(b)

                                                         Exhibit 4.11(b)
                                                         Page 1 of 1

                               Morgan Stanley
                        Interface Percentage Limits

                        1997          [         ]*
                        1998          [         ]*
                        1999          [         ]*
                        2000          [         ]*
                        2001          [         ]*
                        2002          [         ]*
                        2003          [         ]*
                        2004          [         ]*

   NOTE THAT YEARS INDICATED REFER TO CONTRACT YEAR, NOT CALENDAR YEARS






------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                                  EXHIBIT 5.3

                                                              Exhibit 5.3
                                                              Page 1 of 1

                                 MS Sales Price
                                    ($/MWh)


                                                                    YEAR BEGINNING
                                   -------------------------------------------------------------------------------------------
                                      MAY 97
                                      MAR-98         APR-98         APR-99         APR-00         APR-01     APR-03     APR-04
                                   -------------     ------         ------         ------         ------     ------     ------
Altamaha EMC                       [                                                                                            ]*
Amicalola EMC                      [                                                                                            ]*
Canoochee EMC                      [                                                                                            ]*
Carroll EMC                        [                                                                                            ]*
Central Georgia EMC                [                                                                                            ]*
Coastal EMC                        [                                                                                            ]*
Cobb EMC                           [                                                                                            ]*
Colquitt EMC                       [                                                                                            ]*
Coweta-Fayette EMC                 [                                                                                            ]*
Excelsior EMC                      [                                                                                            ]*
Flint EMC                          [                                                                                            ]*
Grady EMC                          [                                                                                            ]*
Greystone Power Corporation, An EMC[                                                                                            ]*
Habersham EMC                      [                                                                                            ]*
Hart EMC                           [                                                                                            ]*
Irwin EMC                          [                                                                                            ]*
Jackson EMC                        [                                                                                            ]*
Jefferson EMC                      [                                                                                            ]*
Lamar EMC                          [                                                                                            ]*
Little Ocmulgee EMC                [                                                                                            ]*
Middle Georgia EMC                 [                                                                                            ]*
Mitchell EMC                       [                                                                                            ]*
Ocmulgee EMC                       [                                                                                            ]*
Oconee EMC                         [                                                                                            ]*
Okefenoke Rural EMC                [                                                                                            ]*
Pataula EMC                        [                                                                                            ]*
Planters EMC                       [                                                                                            ]*
Rayle EMC                          [                                                                                            ]*
Satilla Rural EMC                  [                                                                                            ]*
Sawnee EMC                         [                                                                                            ]*
Slash Pine EMC                     [                                                                                            ]*
Snapping Shoals EMC                [                                                                                            ]*
Sumter EMC                         [                                                                                            ]*
Three Notch EMC                    [                                                                                            ]*
Tri-County EMC                     [                                                                                            ]*
Troup EMC                          [                                                                                            ]*
Upson EMC                          [                                                                                            ]*
Walton EMC                         [                                                                                            ]*
Washington EMC                     [                                                                                            ]*
Sterling                           [                                                                                            ]*

---------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                                  EXHIBIT 11.3
                               FORM OF GUARANTEE

[DATE]

To:   Oglethorpe Power Corporation
      2100 East Exchange Place
      Tucker, Georgia 30085-1349

Ladies and Gentlemen:

In consideration of that certain POWER PURCHASE AND SALE AGREEMENT BETWEEN MORGAN STANLEY CAPITAL GROUP INC. AND OGLETHORPE POWER CORPORATION (AN
ELECTRIC MEMBERSHIP CORPORATION) dated as of April       , 1997 by and
between Morgan Stanley Capital Group Inc. (Hereinafter "MSCGI") and OGLETHORPE POWER CORPORATION (hereinafter "OPC" or "Counterparty") (hereinafter the "Agreement"), Morgan Stanley Group Inc., a Delaware corporation (together with its permitted successors, assignees and delegees, including Surviving Entities of Permitted mergers (as such terms are defined below), "GUARANTOR"), hereby irrevocably and unconditionally guarantees to Counterparty, with effect from the date of the Agreement, the due and punctual payment of all amounts payable by MSCGI under the Agreement when the same shall become due and payable, whether on scheduled payment dates, upon demand, upon declaration of termination or otherwise, in accordance with the terms of the Agreement and giving effect to any applicable grace period. Upon failure of MSCGI punctually to pay any such amounts, and upon written demand by Counterparty to GUARANTOR at its address set forth in the signature block of this Guarantee (or to such other address as GUARANTOR may specify in writing), GUARANTOR agrees to pay or cause to be paid such amounts; provided that delay by Counterparty in giving such demand shall in no event affect GUARANTOR's obligations under this Guarantee.

GUARANTOR hereby agrees that its obligations hereunder shall be unconditional and will not be discharged except by complete payment of the amounts payable under the Agreement, irrespective of any claim as to the Agreement's validity, regularity or enforceability or the lack of authority of MSCGI to execute or deliver the Agreement; or any change in or amendment to the Agreement; or any waiver or consent by Counterparty with respect to any provisions thereof; or the absence of any action to enforce the Agreement, or the recovery of any judgment against MSCGI or of any action to enforce a judgment against MSCGI under the Agreement; any similar circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor generally.

GUARANTOR hereby waives diligence, presentment, demand on MSCGI for payment or otherwise (except as provided hereinabove), filing of claims, requirement of a prior proceeding against MSCGI and protest or notice, except as provided for in the Agreement with respect to amounts payable to MSCGI. If at any time payment under the Agreement is rescinded or must be otherwise restored or returned by Counterparty upon the insolvency, bankruptcy or reorganization of MSCGI or GUARANTOR or otherwise, GUARANTOR's obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made by Counterparty.

GUARANTOR represents to Counterparty as of the date hereof which representations will be deemed to be repeated by GUARANTOR on each date on which a Transaction is entered into, that:

1. it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guarantee and to perform the provisions of this Guarantee on its part to be performed;

2. its execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or bylaws or any law, regulation or contractual restriction binding on it or its assets;

3. all consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guarantee have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance; and

4. this Guarantee is its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' right or by general equity principles.

By accepting this Guarantee, and entering into this Agreement, Counterparty agrees that GUARANTOR shall be subrogated to all rights of Counterparty against MSCGI in respect of any amounts paid by GUARANTOR pursuant to this Guarantee, provided that GUARANTOR shall be entitled to enforce or to receive any payment arising out of or based upon such right of subrogation only to the extent that it has paid all amounts payable by MSCGI under the Agreement.

This Guarantee shall terminate upon termination of the Agreement. Such expiration or termination shall not, however, affect or reduce GUARANTOR's obligation hereunder for any liability by MSCGI incurred under the Agreement.

GUARANTOR and OPC agree as follows:

        (a) This Guarantee shall be binding on, and shall inure to the benefit of, GUARANTOR, OPC, MSCGI and their respective successors, assigns and delegees (including Surviving Entities).

        (b) Upon the occurrence of a Permitted Merger, then, automatically (without any consent, notice or other act, all of which are expressly waived hereby), (i) if the Original Entity (as defined below) at the time of such Permitted Merger is not the Surviving Entity, the Agreement shall be amended so as to substitute the Surviving Entity for the Original Entity and to reflect accurately, in all provisions where such substitution shall occur, the identity and characteristics of the Surviving Entity in its capacity as GUARANTOR; and (ii) as so amended, this Guarantee shall continue in full force and effect and shall be deemed in all respects ratified and confirmed, with the Surviving Entity as the GUARANTOR hereunder.

        (c) Anything in the Agreement to the contrary notwithstanding, no Permitted Merger shall be deemed to breach, contravene or conflict with, or to cause or require (or to permit, whether with notice, lapse of time or both) the declaration of, a default, event of default, event of termination or other similar condition or event (however described and whether or not resulting in any amount becoming, or becoming capable at such time of being declared, due and payable) in respect of the GUARANTOR, MSCGI or their subsidiaries or affiliates under, or the termination or invalidation of, the Agreement.

        (d) To the extent that any provision in the Agreement is in any way inconsistent with these subparagraphs (a) through (e), the provisions of these subparagraphs (a) through (e) shall govern.

        (e) As used herein, "Permitted Merger" means, at any time, any consolidation or amalgamation of the entity that is then the GUARANTOR hereunder (the "Original Entity") with, or any merger of the Original Entity with or into, or any transfer by the Original Entity of all or substantially all its assets to, another entity (the "Surviving Entity") at such time, but in each case, only if (i) the Original Entity shall be the Surviving Entity or (ii) the Surviving Entity shall assume (or shall have assumed) all the obligations of the Original Entity under this Guarantee, whether by operation of law, pursuant to an agreement or undertaking in favor of OPC or otherwise.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

MORGAN STANLEY GROUP INC.


By:
    --------------------------------
Name:
Title:
Address:

Acknowledged and Agreed:

OGLETHORPE POWER CORPORATION


By:
    --------------------------------
Name:
Title:
Address:

                               EXHIBIT 16.2(a)

                  Assurance Request Date             Amount

              [                                                ]*





-------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                              Exhibit 17.2

                                                         Exhibit 17.2
                                                         Page 1 of 2

               NOTICES, PAYMENT ADDRESSES AND WIRE TRANSFERS

Morgan Stanley Capital Group Inc.:

NOTICES AND CORRESPONDENCE
--------------------------

Morgan Stanley & Company Incorporated
1585 Broadway
New York, New York 10036
Attn:           John Woodley
Facsimile No.:  212-761-0292
Telephone No.:  212-761-5936

PAYMENTS
--------

Morgan Stanley Capital Group Inc.
Bank:            Northern Trust International, New York
Acct. No.:       [              ]*
ABA No.:         [              ]*

INVOICES
--------

Morgan Stanley & Company Incorporated
1585 Broadway
New York, New York 10036
Attn:              Dean Brier

-------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                            Exhibit 17.2
                                                             Exhibit 17.2
                                                             Page 2 of 2

             NOTICES, PAYMENT ADDRESSES AND WIRE TRANSFERS

Oglethorpe Power Corporation:

NOTICES AND CORRESPONDENCE
--------------------------

2100 East Exchange Place
P.O. Box 1349
Tucker, Georgia 30085-1349
Attn:              Manager, System Control
Facsimile No.:     770-270-7663
Telephone No.:     770-270-7740

PAYMENTS
--------

SunTrust Bank, Atlanta
ABA Routing No.     [             ]*
Oglethorpe Power Corporation
Acct. No.:          [             ]*
Confirmation:      Oglethorpe Power Corporation
                   Samatha Cofield
                   770-270-7191

INVOICES
--------

2100 East Exchange Place
P.O. Box 1349
Tucker, Georgia 30085-1349
Attn:        John Sweeney



-----------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                               EXHIBIT 17.14
                                                         Exhibit 17.14
                                                         Page 1 of 1

                      Electric Membership Corporations
                         Non-Participating Members

EMC NAME                                                                          NON-PARTICIPANT
------------------------------------------------------------------------------  -------------------
ALTAMAHA EMC..................................................................              NO
AMICALOLA EMC.................................................................              NO
CANOOCHEE EMC.................................................................              NO
CARROLL EMC...................................................................              NO
CENTRAL GEORGIA EMC...........................................................              NO
COASTAL EMC...................................................................              NO
COBB EMC......................................................................              NO
COLQUITT EMC..................................................................              NO
COWETA-FAYETTE EMC............................................................              NO
EXCELSIOR EMC.................................................................              NO
FLINT EMC.....................................................................              NO
GRADY EMC.....................................................................              NO
GREYSTONE POWER CORPORATION, AN EMC...........................................              NO
HABERSHAM EMC.................................................................              NO
HART EMC......................................................................              NO
IRWIN EMC.....................................................................              NO
JACKSON EMC...................................................................              NO
JEFFERSON EMC.................................................................              NO
LAMAR EMC.....................................................................              NO
LITTLE OCMULGEE EMC...........................................................              NO
MIDDLE GEORGIA EMC............................................................              NO
MITCHELL EMC..................................................................              NO
OCMULGEE EMC..................................................................              NO
OCONEE EMC....................................................................              NO
OKEFENOKE RURAL EMC...........................................................              NO
PATAULA EMC...................................................................              NO
PLANTERS EMC..................................................................              NO
RAYLE EMC.....................................................................              NO
SATILLA RURAL EMC.............................................................              NO
SAWNEE EMC....................................................................              NO
SLASH PINE EMC................................................................              NO
SNAPPING SHOALS EMC...........................................................              NO
SUMTER EMC....................................................................              NO
THREE NOTCH EMC...............................................................              NO
TRI-COUNTY EMC................................................................              NO
TROUP EMC.....................................................................              NO
UPSON COUNTY EMC..............................................................              NO
WALTON EMC....................................................................              NO
WASHINGTON EMC................................................................              NO

                                                  Oglethorpe Power Corporation
                                                      2100 East Exchange Place
                                                                 P.O. Box 1349
                                                         Tucker, GA 30085-1349
                                                           phone: 770-270-7600
                                                             fax: 770-270-7872
                                            An Electric Membership Corporation

                             April 8, 1997

Morgan Stanley Capital Group Inc.
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

    [










                                                                           ]*

                                          Very truly yours,

                                          Oglethorpe Power Corporation

                                          By:
                                              -----------------------
                                              T. D. Kilgore
                                          Title: President and Chief Executive
Officer

Accepted and Agreed this 8th day of April, 1997:

Morgan Stanley Capital Group Inc.

By:
    -------------------------------
     Neal A. Shear
Title: President

-------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

Attachment 1

                         Member Minimum Obligation Pricing
                                      ($/MWh)

                                                                                YEAR BEGINNING
                                 MAY-97-         ---------------------------------------------------------------------------------
                                 MAR-98          APR-98         APR-99         APR-00         APR-01    APR-02    APR-03    APR-04
                             ---------------     ------         ------         ------         ------    ------    ------    ------
Cobb EMC                     [                                                                                                  ]*
Snapping Shoals EMC          [                                                                                                  ]*






-------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.